UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Lumber Liquidators Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2011

To Our Stockholders:

The Annual Meeting of the Stockholders of Lumber Liquidators Holdings, Inc. will be held on Friday, May 6, 2011, at 10:00 a.m., at our headquarters located at 3000 John Deere Road, Toano, Virginia, for the following purposes:

1.	To elect three directors, Jeffrey W. Griffiths, Peter B. Robinson and Martin F. Roper, to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified (Proposal One);

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal Two);

3.	To vote on the approval of the 2011 Equity Compensation Plan (Proposal Three);

4.	To conduct an advisory (non-binding) vote on executive compensation (Proposal Four);

5.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation (Proposal Five); and

6.	To consider and act upon any other business which may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 30, 2011 are entitled to notice of, and to vote at, the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Whether or not you plan to attend the Annual Meeting, we ask that you complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose or vote over the Internet or by phone. All stockholders are requested to be present in person or by proxy. For the convenience of those stockholders who do not expect to attend the Annual Meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. You may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.

Any stockholder who later finds that he or she can be present at the Annual Meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

By order of the Board of Directors,

E. Livingston B. Haskell

Secretary

Toano, Virginia

April 6, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2011.

The proxy statement and the 2010 Annual Report to Stockholders on Form 10-K are available at www.lumberliquidators.com/proxy.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lumber Liquidators Holdings, Inc. (the “Company,” “us” or “we”) for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 6, 2011, at the time and place set forth in the notice of the meeting, and at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and form of proxy are first being mailed to stockholders is April 6, 2011.

If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified, proxies will be voted in favor of Proposals One through Four and for an annual vote under Proposal Five. In addition, if other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on these matters in accordance with their best judgment. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to our Corporate Secretary at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when a majority of the common stock entitled to vote at the Annual Meeting is present either in person or by proxy. Abstentions, broker non-votes and votes withheld for director nominees will count as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. With respect to the election of directors, such election will be decided by plurality vote of the votes cast at the Annual Meeting, either in person or by proxy. Brokers may not vote on the election of directors without instructions from the beneficial owners of the shares. The three nominees for director receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected. For the ratification of accountants, approval of the 2011 Equity Compensation Plan and advisory vote on executive compensation, the affirmative vote of a majority of the votes cast at the Annual Meeting on each proposal, either in person or by proxy, is required for the approval of each proposal. Regarding the advisory vote on the frequency of the advisory votes on executive compensation, the option receiving the highest number of votes cast will be the voting frequency that shareholders advise. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the votes. Our transfer agent will tabulate the votes cast by each proxy and in person at the Annual Meeting.

We will bear the cost of the solicitation. In addition to mailing this material to stockholders, we have asked banks and brokers to forward copies to persons for whom they hold our stock and request authority for execution of the proxies. We will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Our officers and regular employees, without being additionally compensated, may solicit proxies by mail, telephone, telegram, facsimile or personal contact. All reasonable proxy soliciting expenses will be paid by us in connection with the solicitation of votes for the Annual Meeting.

Our principal executive offices are located at 3000 John Deere Road, Toano, Virginia 23168, telephone number (757) 259-4280.

Record Date and Voting Securities

Only stockholders of record at the close of business on March 30, 2011 are entitled to notice of and to vote at the Annual Meeting. On that date, we had outstanding and entitled to vote 27,634,900 shares of common stock, $0.001 par value per share. Each outstanding share of our common stock entitles the record holder to one (1) vote on each matter.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is currently fixed at eight (8) members divided into three classes, with each class having as nearly as possible one-third of the total number of directors. The three-year terms of each class are staggered so that the term of one class expires at each annual meeting. The term of office of our Class II directors will end at this year’s annual meeting of stockholders. Our Class III directors’ terms will end at the annual meeting of stockholders in 2012. Our Class I directors’ terms will end at the annual meeting of stockholders in 2013. Each director serves a three year term and will continue in office until a successor has been elected and qualified, subject to earlier resignation, retirement or removal from office. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Jeffrey W. Griffiths, Peter B. Robinson and Martin F. Roper for reelection to the Board as Class II directors for three-year terms ending in 2014. The following pages set forth information concerning the nominees and the directors whose terms of office will continue after the Annual Meeting including certain experiences, qualifications, attributes and/or skills that led us to conclude that each of them should serve as a director.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by the Board, to the extent consistent with our Certificate of Incorporation and our Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

Nominees for Election for Terms Expiring in 2014 (Class II)

Jeffrey W. Griffiths, 60, has been a director since October 2006. He currently serves as our chief executive officer and prior to January 2011, served as both our chief executive officer and president. Mr. Griffiths was previously the president and chief executive officer of video game retailer Electronics Boutique Holdings Corp. (“EB”) from 2001 through 2005, when EB merged with GameStop Corp. Mr. Griffiths’ career at EB spanned more than 20 years. He served as vice president and senior vice president of merchandising, marketing and distribution for EB from 1987 to 1996 and from 1996 to 2001, respectively. Mr. Griffiths also served as a director of EB from 2001 to 2005 and of Game PLC, formerly Electronics Boutique PLC, from 1995 to 1997. Mr. Griffiths holds a B.A. in history from Albright College and an M.B.A. from Temple University. He serves on the board of directors of THQ, Inc., on the board of trustees of Albright College and the board of directors of the Philadelphia Academies Inc.

As our chief executive officer, Mr. Griffiths has experience with and knowledge of, among other things, our financial results, operations, risks and strategies. Further, Mr. Griffiths possesses senior management experience and financial expertise that he acquired during his service as the chief executive officer and director of a publicly traded, multi-national retailer prior to joining us. Likewise, he has gained experience and skills through his current service as a director and member of the audit committee of a publicly traded company.

Peter B. Robinson, 62, has been a director since April 2010. In 2010, Mr. Robinson retired from his position as an executive vice president of Burger King Corporation where he was responsible for Burger King’s global marketing and strategy functions. Prior to assuming that role in December 2009, Mr. Robinson was an executive vice president and president of Burger King’s Europe, Middle East and Africa business segment. Before joining Burger King, Mr. Robinson worked for General Mills, Inc. as president of Pillsbury USA, and senior vice president of General Mills Inc. from 2001 to 2006. Earlier in his career, Mr. Robinson held positions of increasing responsibility at The Pillsbury Company, PepsiCo, Kraft General Foods, and Procter & Gamble, Ltd. UK. Mr. Robinson holds a B.A. in economics from Newcastle University. He serves on the board of directors of First Niagara Financial Group, Inc. and the Newcastle University Business School Advisory Board.

Mr. Robinson has more than 30 years of experience in the consumer foods industry in the United States, Europe, Middle East and Africa. Through this experience, he has acquired and developed leadership, operations, risk assessment and marketing skills and knowledge. In addition, he possesses strategic development skills, senior management experience, risk assessment capabilities and consumer knowledge. Mr. Robinson has served on our Board since April 2010 and has been a member of our Compensation Committee since May 2010. Through his service as a director, Mr. Robinson has gained insight, perspective and knowledge regarding our business, growth, operations and personnel.

Martin F. Roper, 48, has been a director since April 2006. Mr. Roper is the president and chief executive officer of The Boston Beer Company, Inc., where he has worked since 1994. Prior to assuming his current positions in January 2001, he had served as the president and chief operating officer of that company since December 1999. Mr. Roper has served on the board of directors of Boston Beer since 1999. He holds a B.A. in engineering and M.Eng. from Cambridge University and an M.B.A. from Harvard Business School.

As a director and chief executive officer of a publicly traded company, Mr. Roper has senior management, strategic development and financial experience. In addition, Mr. Roper possesses experience in public relations, consumer marketing, investor relations, product development and risk management. Mr. Roper has served on our Board for nearly five years and has been Chairman of the Compensation Committee and a member of the Audit Committee since our initial public offering in November 2007 (the “IPO”). His experience as a director has provided him with insight, perspective and knowledge regarding our business, growth, operations and personnel.

The Board of Directors recommends a vote FOR the

election of Messrs. Griffiths, Robinson and Roper.

Incumbent Directors Whose Terms Expire in 2012 (Class III)

Douglas T. Moore, 54, has been a director since April 2006. Mr. Moore currently serves as a principal for First Street Consulting, LLC. Prior to December 2010, Mr. Moore served as senior vice president, president-appliances for Sears Holdings Corporation, and led the appliance business across the corporation, which includes directing the Kenmore brand. From 2007 to 2008, Mr. Moore served as senior vice president, hardlines-merchandising for Sears where he was the chief merchant for the appliance, lawn and garden, tools, home electronics and sporting goods businesses. Prior to joining Sears, Mr. Moore served for 17 years as a senior executive of Circuit City Stores, Inc., with his last position as executive vice president, chief merchandising officer. Circuit City filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in November 2008. Mr. Moore has also held operational and consumer marketing positions at AMF Bowling, Inc., A.H. Robins Company, Inc. and the Carnation Company. He received his undergraduate degree and M.B.A. from the University of Virginia.

Through his more than 20 years of retail experience, Mr. Moore has developed an understanding of strategic and tactical business issues that include store operations, merchandising, supply chain, sourcing and human resource planning. He also possesses senior management, marketing, risk assessment and retail knowledge. He has served on our Board for nearly five years and has been Chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee since our IPO. Through his service as a director, Mr. Moore has gained insight, perspective and knowledge regarding our business, growth, operations and personnel.

Richard D. Tadler, 54, has been a director since December 2004. Mr. Tadler is a managing director of TA Associates, Inc. He has been associated with TA Associates since 1987, specializing in healthcare and specialty service businesses. Prior to joining TA Associates in 1987, he was a general partner with Investments Orange Nassau, a venture capital firm located in Boston, and an assistant to the president of several divisions of ARMCO. He currently serves as a director of MPI Research, Professional Warranty Service Corporation, QA Master Holdings and Youth and Family Centered Services. In the last five years, Mr. Tadler served as a director of Alere Medical, Drive Assist, SoftMed Systems and Triumph HealthCare. Mr. Tadler holds a B.S. in finance from the McIntire School of Commerce at the University of Virginia and an M.B.A. from the Wharton School of Finance.

Mr. Tadler has expertise and knowledge of financial markets and investment matters, including the assessment of business and operational risk. He also possesses experience as a director of various public companies. Mr. Tadler has served as a member of our Board for more than six years and has served as a member of the Compensation Committee since our IPO. Through his service as a director, Mr. Tadler has acquired insight, perspective and knowledge regarding our business, growth, strategies, markets, personnel and risks.

Incumbent Directors Whose Terms Expire in 2013 (Class I)

Macon F. Brock, Jr., 68, has been a director since November 2007. Mr. Brock is a founder and chairman of the board of Dollar Tree, Inc. He served as the president of Dollar Tree from 1986 until 2001 and as chief executive officer from 1993 until 2003. He has been a director of Dollar Tree since 1986 and chairman of the board since 2001. Until 1991, Mr. Brock was an officer and director of K&K Toys, Inc. Mr. Brock is a past chairman of Randolph-Macon College. He serves on the board of directors of rue21, inc. and several privately held companies and non-profit organizations. Mr. Brock earned his B.A. from Randolph-Macon College and served as a Captain in the U.S. Marine Corps.

As a founder and former chief executive officer of a nationwide retail company, Mr. Brock has experience with strategic business development, store operations, logistics, procurement, risk management, sales, marketing and other matters. In addition, he has experience serving as a director of a public company. Since joining our Board in 2007, Mr. Brock has served on both the Compensation Committee and Nominating and Corporate Governance Committee. Through his service as a director, Mr. Brock has gained insight, perspective and knowledge regarding our business, growth, operations and personnel.

John M. Presley, 50, has been a director since April 2006. Mr. Presley is the managing director and chief executive officer of First Capital Bancorp in Glen Allen, Virginia. Previously, he was head of strategic initiatives at Fifth Third Bancorp, where he was responsible for executing banking strategies in existing and emerging markets. He served as chief financial officer for Marshall & Ilsley Corp. from 2004 to 2006. Earlier in his career, Mr. Presley was chief financial officer of National Commerce Financial Corp. in Memphis, Tennessee, and president and chief executive officer of First Market Bank in Richmond, Virginia. Mr. Presley holds a B.A. in economics and business administration from Rhodes College.

Mr. Presley possesses business, financial, risk management and banking industry expertise. Further, he has experience as a chief executive officer and chief financial officer, as well as knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, and an understanding of internal control over financial reporting. Mr. Presley has served on our Board for nearly five years and has been Chairman of the Audit Committee, our “audit committee financial expert,” a member of the Nominating and Corporate Governance Committee and our lead outside director since our IPO. His service as a director has provided him with insight, perspective and knowledge regarding our business, growth, operations and personnel.

Thomas D. Sullivan, 51, is our founder and has been the chairman of the Board of Directors since our inception in 1994. Prior to September 2006, Mr. Sullivan also served as our president and chief executive officer since our incorporation in 1994. He currently heads our marketing and advertising departments and is active in our efforts to locate product purchase opportunities. In addition, he appears in some of our advertising materials and participates in public relations events on our behalf. Mr. Sullivan serves on the board of directors of Dilon Technologies, LLC and several other privately held companies.

As our founder and former president and chief executive officer, Mr. Sullivan has an intimate understanding of our business, customers, employees, risks and culture. Furthermore, he has an in-depth knowledge of our industry, suppliers and competitors. He possesses an entrepreneurial mindset and acumen for sales and marketing.

CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles. Our Code of Business Conduct and Ethics, which applies to our directors, officers and employees, our Corporate Governance Guidelines and the charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website, www.lumberliquidators.com, and are also available in print, free of charge, to any stockholder who requests them. Such requests should be directed to Corporate Secretary, Lumber Liquidators Holdings, Inc., 3000 John Deere Road, Toano, Virginia 23168.

Independence

The Board, in its business judgment, has determined that the following six of its eight members are independent from us, including under the independence standards contained in rules of the New York Stock Exchange: Macon F. Brock, Jr., Douglas T. Moore, John M. Presley, Peter B. Robinson, Martin F. Roper and Richard D. Tadler. In reaching this conclusion, the Board considered whether we conduct business and have other relationships with organizations of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. Our non-management directors had no transactions, arrangements or relationships with us, other than as directors and stockholders.

Lead Outside Director

Our Corporate Governance Guidelines provide for a lead outside director to be elected by vote of the outside directors to serve in that role either until the expiration of his or her then-current term as a director or until the outside directors otherwise choose to elect a new lead outside director. The lead outside director is responsible for coordinating the activities of the other outside directors, including the establishment of the agenda for executive sessions of the outside directors, with or without the presence of management. Currently, Mr. Presley serves as our lead outside director.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of chief executive officer and chairman of the Board should be separate and, if they are to be separate, whether the chairman of the Board should be selected from the non-employee directors or be an employee. The offices of chief executive officer and chairman of the Board have been at times combined and at times separated, and the Board considers such combination or separation in conjunction with, among other things, its succession planning processes. Our Board believes that it should be free to make a choice regarding the leadership structure from time to time in any manner that is in our and our stockholders’ best interests.

We currently have separate individuals serving as chairman of the Board and as chief executive officer. Under the current structure, both the chairman and chief executive officer have responsibility for our business strategy and financial performance. Our chairman focuses on strategic matters relating to our marketing efforts, while the chief executive officer is responsible for our operations and day-to-day management direction and execution. We believe that this separation of the positions represents the appropriate structure for us at this time.

Committees of the Board

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each composed of directors the Board has determined to be independent. Each committee operates pursuant to a written charter adopted by the Board that sets forth its roles and responsibilities and provides for an annual evaluation of its performance. The charters of all three committees are available at the investor relations page of our website at www.lumberliquidators.com and will be provided to any stockholder without charge upon the stockholder’s written request to our Corporate

Secretary. Each year, committee and committee chair assignments are made at the Board of Directors meeting immediately following the annual meeting of stockholders. The current composition of each committee is as follows:

Audit	Compensation	Nominating and Corporate Governance
John M. Presley *	Martin F. Roper *	Douglas T. Moore *
Douglas T. Moore	Macon F. Brock, Jr.	Macon F. Brock, Jr.
Martin F. Roper	Peter B. Robinson	John M. Presley
Richard D. Tadler

* Indicates chairperson of the committee.

The Board may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our Certificate of Incorporation and Bylaws.

Audit Committee. The Audit Committee assists the Board in fulfilling the oversight responsibility of the Board to the stockholders relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee approves procedures for the pre-approval of audit and non-audit services provided to us by any independent auditors. It is also responsible for establishing, publishing, maintaining and overseeing our “whistleblower” procedures and our compliance and ethics program.

The Board, in its business judgment, has determined that all of the members of the Audit Committee are independent, as determined in accordance with the rules of the New York Stock Exchange and any relevant federal securities laws and regulations. The Board also has determined that all of the Committee members are financially literate as defined by the rules of the New York Stock Exchange and that Mr. Presley qualifies as an audit committee financial expert as defined by regulations of the Securities and Exchange Commission (“SEC”).

No member of the Audit Committee served on any audit or similar committee of any other publicly held company in 2010.

Compensation Committee. The Compensation Committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The Compensation Committee also has produced an annual report on executive compensation that is included in this Proxy Statement. The Board, in its business judgment, has determined that all of the members of the Compensation Committee are independent, as determined in accordance with the rules of the New York Stock Exchange.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in implementing sound corporate governance principles and practices. The Nominating and Corporate Governance Committee is charged with considering and recruiting individuals qualified to become Board members, conducting inquiries into the background, independence and qualifications of any candidates and recommending to the Board the director nominees. In performing these duties, the Nominating and Corporate Governance Committee uses its network of contacts to compile potential candidates, but may also engage, if it deems appropriate, a professional search firm. It also reviews the qualifications and independence of the members of the Board and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any recommended changes in the composition of the Board. The Board, in its business judgment, has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as determined in accordance with the rules of the New York Stock Exchange.

The Nominating and Corporate Governance Committee will consider timely stockholder recommendations for candidates to serve on the Board. Such recommendations shall be sent to our Corporate Secretary and shall include (1) all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors in an election contest and such other information as we may require pursuant to any policy governing the selection of directors, and (2) a written consent from the recommended individual to being named in the proxy statement as a nominee and to serving as a director if elected. If the recommendation is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2012 annual meeting, the recommendation must be received within the time frame set forth in “Deadlines for Submission of Stockholder Proposals” below. Nominees for director are selected in the context of an assessment of the perceived needs of the Board at the time and on the basis of, among other things, the following:

• strength of character	• specific areas of expertise
• judgment	• understanding of our business
• skill	• principles of diversity
• education	• reputation
• business experience	• other personal attributes or special talents

Nominees should also be willing to spend the time necessary to discharge their responsibilities appropriately and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board.

In determining the composition of the Board, the Nominating and Governance Committee seeks to include a diverse and complimentary range of skills and experience among our directors. Although it does not have a formal diversity policy, the Nominating and Governance Committee believes that the presence of differing viewpoints on the Board is a benefit to us. Accordingly, the Nominating and Corporate Governance considers principles of diversity, which include, among other things, diversity in backgrounds, perspectives, expertise and qualifications, when assessing the Board as a whole, and individual director candidates.

Risk Management

We have designed and implemented processes to manage risk in our business. The Board’s role in risk management is primarily one of oversight with the day-to-day responsibility for risk management implemented by our management team. The Board regularly reviews information regarding our business strategy, financial position and operations, and considers associated risks. In addition, the Board executes its oversight role through its Audit and other committees which report regularly to the Board on their activities.

With regard to those committee activities, the Audit Committee has principal responsibility for implementing the Board’s risk management oversight role. The Audit Committee reviews management’s assessment of the key risks that we face, including the main controls upon which we rely to mitigate those risks. In particular, the Audit Committee focuses on financial and enterprise risk, including internal controls, and assesses our risk profile with our management and internal and external auditors. The internal control risk profile drives our internal audit plan. The Audit Committee also handles violations of our Code of Ethics and related corporate policies. Our Nominating and Corporate Governance Committee assists in risk management by overseeing our compliance with legal and regulatory requirements and risks relating to our governance structure. The Compensation Committee reviews risks relating to the incentives inherent in our compensation policies.

Board and Committee Attendance and Executive Sessions

During fiscal year 2010, the Board held a total of five meetings and took additional actions by unanimous written consent; the Audit Committee held eight meetings; the Compensation Committee held seven meetings; and the Nominating and Corporate Governance Committee held four meetings. It is the practice of the Board to hold an executive session without management present at each of the meetings of the Board of Directors. During fiscal year 2010, each director attended at least 75% of all of the meetings of the Board of Directors and committees on which he served.

We strongly encourage all directors to attend annual meetings of stockholders. All of our directors serving at the time attended the 2010 Annual Meeting of Stockholders, and it is expected that all current directors will attend the 2011 Annual Meeting of Stockholders.

Communications to the Board

Stockholders, employees and other interested parties may contact an individual director, the Board as a group, the Lead Outside Director or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, Lumber Liquidators Holdings, Inc., 3000 John Deere Road, Toano, Virginia 23168, Attn: Board of Directors. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about us, including inquiries regarding employment opportunities.

EXECUTIVE OFFICERS

The following sets forth biographical information for our executive officers. Such information with respect to our chairman, Thomas D. Sullivan, and our chief executive officer, Jeffrey W. Griffiths, is set forth above in the “Proposal One – Election of Directors” section.

E. Livingston B. Haskell, 38, has been our secretary and general corporate counsel since July 2006. Prior to assuming this position, Mr. Haskell was a partner at Williams Mullen and, before February 2006, was an associate at that firm. Mr. Haskell holds a B.S. in finance and marketing from the McIntire School of Commerce at the University of Virginia and a J.D. from Washington and Lee University.

Seth P. Levy, 53, has been our chief information officer and senior vice president, information technology since March 2009. Prior to assuming this position, Mr. Levy served as executive vice president, chief information officer of Movie Gallery, Inc. from January 2008 to September 2008, and performed information technology consulting services for Movie Gallery from October 2007 through December 2007. Movie Gallery filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in February 2010. Mr. Levy worked at Electronics Boutique for eight years in several roles of increasing responsibility including senior vice president, chief information officer. Mr. Levy began his career at May Department Stores, where he held a variety of positions over a period of 17 years. Mr. Levy holds a B.A. from the University of California, San Diego.

Robert M. Lynch, 45, has been our president and chief operating officer since January 2011. Prior to assuming this position, from 2004 to 2010, he served as president and chief executive officer of Orchard Supply Hardware, a member of the Sears Holdings Corporation family of companies. He worked at The Home Depot, Inc. from 1998 to 2004 in various store operations and business development positions. Mr. Lynch has also held positions at Accenture Consulting, Ernst & Young in the National Consumer Products & Retail Consulting Practice and Wal-Mart Stores, Inc. Mr. Lynch holds an M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College and a B.S. in psychology with an emphasis on human resource management from Brigham Young University.

E. Jean Matherne, 56, has been our senior vice president, human resources since January 2008. Prior to assuming this position, Ms. Matherne was the senior vice president human resources and organizational development from 2005 to 2006 for Collegiate Funding Services, a division of JP Morgan Chase. She worked from 2000 to 2005 as the vice president, human resources for Hamilton Beach/Proctor-Silex, Inc. Prior to that employment, she worked for Albright & Wilson Americas, Inc., an international chemical company, for 11 years, where among other positions, she was vice president of human resources and organizational development. Ms. Matherne holds a B.A. in sociology from the University of Houston.

Robert M. Morrison, 55, has been our senior vice president, store operations since January 2006. Prior to assuming this position, Mr. Morrison worked at and was part-owner of Morrison/Fleming Solutions from May 2005. Mr. Morrison was also president of Artistic Tile, Inc. from 2004 to 2005 and senior vice president and chief operating officer of Waterworks Inc. from 1999 to 2004. Mr. Morrison holds a B.S. in geology from Michigan State University.

Marco Q. Pescara, 46, has been our senior vice president, direct marketing and advertising since April 2006. Prior to assuming this position, Mr. Pescara served for more than five years as the vice president of direct response and marketing integration at Hickory Farms, Inc. Mr. Pescara holds a B.S. in history from the University of Toledo, an M.S. in public relations and media planning from Boston University and an M.B.A. from the University of Pittsburgh.

William K. Schlegel, 53, has been our chief merchandising officer since March 2011. From 2009 to 2010, Mr. Schlegel served as Vice President of Merchandising at Harbor Freight Tools USA, Inc. Between 2007 and 2009, he held the position of Vice President of Merchandising at Gander Mountain Company. He was president of Pine Creek Consulting from 2002 to 2007. Mr. Schlegel also held global procurement and merchandising roles during nearly 10 years of service at The Home Depot, Inc. He holds a B.S.B.A. in business and marketing from Roosevelt University.

Glenn P. Sharpe, 47, has been our senior vice president, supply chain since December 2009. Prior to assuming this position, Mr. Sharpe served more than 22 years with Revlon, Inc. where, among other positions, he was the senior vice president of business support and supply chain management worldwide. Mr. Sharpe holds a B.S. in management from Pennsylvania State University and an M.B.A. from Rider University.

Daniel E. Terrell, 46, has been our chief financial officer since October 2006. Prior to assuming this position, Mr. Terrell served as our controller from November 2004. Mr. Terrell was previously the vice president, controller & credit of Peebles Inc., a specialty apparel retailer that he joined in 1990 and where he continued to work after it was acquired in 2003 by Stage Stores, Inc. Before joining Peebles, Mr. Terrell worked for Ernst & Young. Mr. Terrell holds a B.S. in accounting from Virginia Tech.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our overall compensation philosophy is to maintain effective compensation programs that are as simple and flexible as possible, and permit us to make responsive adjustments to changing market conditions. We strive to provide our executives with compensation that is competitive within our industry, considering, among other things, geographic location. In doing so, we seek to attract and retain the key employees necessary to achieve the continued growth and success of our business while remaining mindful of our desire to control costs. Further, it is our intent to align executive pay with stockholders’ interests, recognize individual accomplishments, and unite executive management behind common objectives.

The Compensation Committee of the Board is responsible for implementing and administering our compensation plans and programs. The Compensation Committee consults, and expects to continue to consult, with the chief executive officer, the chairman and other members of management in the exercise of its duties. Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the executive officers, including the chief executive officer and the chairman.

The Compensation Committee reviews our executive compensation program every year and may conduct an in-depth market analysis of executive compensation as it determines is necessary to ensure that our compensation programs meet our objectives. Decisions by the Compensation Committee relating to the compensation of our executive officers are reported to and approved by the full Board of Directors. The Compensation Committee considers recommendations of the chairman and the chief executive officer with respect to the compensation of our executive officers but makes its own determinations in all cases. In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•

the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable;

•	historical cash and equity compensation levels; and

•	compensation competitiveness.

Compensation levels for executives are differentiated based on the principle that total compensation should increase with an executive’s position and responsibilities, while at the same time, a greater percentage of total compensation should be tied to corporate and individual performance as position and responsibilities increase. In reviewing its performance-based compensation plans for executive officers, the Compensation Committee considers whether it is appropriately structured to promote the achievement of goals without encouraging the taking of unwarranted or excessive risk. In doing so, the Committee takes into account, among other things, the mitigation of the risks associated with performance-based compensation by other elements of our executive compensation programs and the overall balance among the compensation components. We believe that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to engage in conduct that creates unnecessary or unjustifiable risks.

2010 Compensation Program

In 2010, we employed a mix of base salary, annual cash bonus awards and equity incentive awards to compensate our executive officers. In setting the value and combination of the various components, we sought to align our executives’ compensation with each executive’s individual performance and with our performance on both a short-term and long-term basis. Our expectation remained that a significant portion of an executive’s total compensation be tied both to our annual and long-term performance as well as to the creation of stockholder value.

Base Salary. Base salary levels for our executive officers are reviewed each year and adjusted based upon a variety of factors including the executive’s tenure with us, scope of responsibility, individual performance, internal equity, experience and changes in the competitive marketplace. The factors impacting base salary levels are not independently assigned specific weights. In early 2010, Mr. Griffiths reviewed the base salary for each executive officer and presented the Compensation Committee with recommendations regarding changes in the base salaries for such executive officers. The Compensation Committee considered Mr. Griffiths’ recommendations as well as the factors noted above in determining the base salaries for the executive officers.

With regard to our named executive officers, the following adjustments to their base salaries were approved and effective in March 2010:

Executive	2009 Base Salary(1)($)	2010 Base Salary(2)($)	Percentage Change
Mr. Griffiths	515,000	540,750	5.0%
Mr. Terrell	230,000	275,000	19.6%
Mr. Morrison	291,748	300,500	3.0%
Mr. Pescara	275,000	281,726	2.5%
Mr. Sharpe	n/a	250,000	n/a

(1)	These figures represent the annualized base salary for each individual after his 2009 review.
(2)	These figures represent the annualized base salary for each individual after his 2010 review.

These adjustments in the base salaries for our named executive officers were based upon the factors noted above as well as, among other things, each individual’s accomplishments during the year, influence on our performance and responsibilities for our operations, as well as the economic environment and expense considerations. Specifically, with regard to Mr. Griffiths’ base salary, the Compensation Committee recognized, among other things, his contributions to our business and previous compensation. As for Mr. Terrell’s base salary, the Compensation Committee recognized, among other things, his involvement and contributions to our business, changes in the market and internal equity considerations.

Annual Cash Bonus Awards. In 2010, our executive officers and certain salaried associates had the opportunity to earn an annual cash bonus under our Annual Bonus Plan for Executive Management (the “Bonus Plan”). The Bonus Plan is expressed as a percentage of annual base salary. The targeted bonus percentages vary among the Bonus Plan participants based upon, among other things, their responsibilities, ability to influence operations and performance, and position. Specifically, the following sets forth the target bonus amounts for our named executive officers and the amounts awarded and paid to each under the Bonus Plan for 2010:

Executive	2010 Base Salary(1)($)	Target Bonus Percentage	Target Bonus Amount($)	Percentage of Target Bonus Awarded for 2010	Bonus Amount Awarded for 2010(2)($)
Mr. Griffiths	540,750	100%	540,750	7.0%	37,853
Mr. Terrell	275,000	60%	165,000	15.0%	24,750
Mr. Morrison	300,500	75%	225,375	11.3%	25,355
Mr. Pescara	281,726	50%	140,863	20.5%	28,877
Mr. Sharpe	250,000	50%	125,000	16.0%	20,000

(1)	These figures represent the base salary for each individual after their 2010 reviews.
(2)	The bonus awards for 2010 were determined in March 2011 and are scheduled for payment in April 2011.

The Bonus Plan includes two components. The first component is based upon our performance against financial goals set by the Compensation Committee. The second relates to each individual’s performance against established personal goals for that individual. These personal goals are based on the areas of our operations for which the executive is personally responsible and accountable. At the executive level, the target bonus amount is weighted more heavily toward the corporate financial performance component, thereby more closely aligning executives’ interests with the interests of stockholders. Specifically, in 2010, the two components were weighted for the named executive officers as follows:

•	75% on corporate performance against financial goals, and

•	25% on the achievement of personal goals established for each named executive officer.

For the corporate performance goal in 2010, the Compensation Committee determined that fully-diluted earnings per share (“EPS”), exclusive of non-recurring items, represented the most comprehensive financial measure in evaluating executive performance. A scale was established which set percentages of the corporate performance component that would be paid out depending on our actual EPS for the year. The scale was designed to provide incentive bonuses for superior achievement, while being consistent with the Compensation Committee’s views on the appropriate levels of total compensation. The applicable scale for 2010 is set forth below:

Actual 2010 EPS	Corporate Performance Award Percentage
Below $1.08	Zero
$1.08 - $1.13	25%
$1.14 - $1.20	50%
$1.21 - $1.26	75%
$1.27 - $1.39	100%
$1.40 - $1.51	110%
Above $1.52	120%

In 2010, actual EPS was $0.93 per share. Accordingly, the corporate performance component of the Bonus Plan was not attained and no amounts were awarded to the Bonus Plan participants for the corporate performance component.

For the personal goal portion of the Bonus Plan in 2010, we sought to establish objectives for the executives that were both specific and, when possible, measurable with the understanding that they must be compatible with the individual’s position. The goals were weighted to provide greater consistency between the individual’s key areas of responsibility and the determination of the individual’s bonus award, if any. For each goal, it was possible for the Bonus Plan participant to receive a partial payment based upon his/her performance as evaluated by the Compensation Committee.

The Compensation Committee was provided with self-assessments from each named executive officer. In addition, Mr. Griffiths provided the Compensation Committee with recommendations regarding the proposed payout for each named executive officer, including himself, under the personal goals component of the Bonus Plan. His recommendations included an assessment of each named executive officer’s performance against his personal goals and general contribution to the success of our operations. The Compensation Committee considered, among other things, the self-assessments, Mr. Griffiths’ recommendations and certain operational and financial information and awarded the following sums to the named executive officers under the personal goals component of the Bonus Plan for 2010:

Executive	Personal Goal Target Amount(1)($)	Percentage of Personal Goal Target Awarded	Personal Goal Amount Awarded($)
Mr. Griffiths	135,188	28%	37,853
Mr. Terrell	41,250	60%	24,750
Mr. Morrison	56,344	45%	25,355
Mr. Pescara	35,216	82%	28,877
Mr. Sharpe	31,250	64%	20,000

(1)	The Personal Goal Target Amount is 25% of the Target Bonus Amount for each named executive officer.

Mr. Griffiths’ personal goals involved both financial and operational objectives. Specifically, his goals, and the weighting of those goals as a percentage of his personal goal target, were as follows: (a) the timely, non-disruptive and cost-efficient implementation of our new integrated technology solution (“ITS”) (50%); (b) improvement of our “never out of stock” program while meeting inventory plan objectives (20%); (c) preparation for and successful entry into Canada (15%); (d) improvement of sales and gross margin in certain product lines (10%); and (e) growth in sales areas of certain product lines and customer categories (5%). Upon review and consideration of his performance, it was determined that he partially achieved each of his goals. As a result, Mr. Griffiths was awarded 28% of his personal goal target amount.

Mr. Terrell’s personal goals involved both financial and operational objectives. Specifically, his goals, and the weighting of those goals as a percentage of his personal goal target, were as follows: (a) finance department preparation and support for the ITS implementation (25%); (b) the development and organization of the finance department personnel to meet strategic and operational objectives (25%); (c) the preparation of financial reporting units and other support functions for our planned Canadian expansion (20%); (d) the development of a comprehensive capital structure and cash utilization plan (15%); and (e) assisting in the development of a prioritized risk analysis matrix and enhancing the risk mitigation strategy for the finance department (15%). Upon review and consideration of his performance, it was determined that he achieved his goals relating to our planned Canadian expansion and development of a capital structure and cash utilization plan and partially achieved his other goals. As a result, Mr. Terrell was awarded 60% of his personal goal target amount.

Mr. Morrison’s personal goals were focused on operational objectives. Specifically, his goals, and the weighting of those goals as a percentage of his personal goal target, were as follows: (a) store operations department preparation for and execution of the ITS implementation (30%); (b) achieving our new store opening and performance plans within our targeted store size and rent structure (25%); (c) contributing to the management and execution of our “never out of stock” program (20%); (d) preparing for the expansion of our store base to Canada (15%); and (e) the successful integration and management of certain store support personnel (10%). Upon review and consideration of his performance toward these objectives, it was determined that Mr. Morrison did not achieve his goal relating to the ITS implementation, but he achieved his goal relating to our Canadian expansion and partially achieved his other goals. As a result, Mr. Morrison was awarded 45% of his personal goal target amount.

Mr. Pescara’s personal goals were focused primarily on effectively managing our marketing and advertising strategies. Specifically, his goals, and the weighting of those goals as a percentage of his personal goal target, were as follows: (a) improving marketing and advertising efficiencies to leverage associated expenses (40%); (b) growing sales to certain customer categories (20%); (c) creating an enhanced e-commerce scorecard to evaluate effectiveness of promotional activities (15%); (d) developing focused store initiatives to address location-by-location marketing opportunities (15%); and (e) developing a marketing and advertising plan to support our expansion into the Canadian market (10%). Upon review and consideration of his performance, it was determined that he achieved his goals relating to our planned Canadian expansion and sales growth in certain customer categories and partially achieved his other goals. As a result, Mr. Pescara was awarded 82% of his personal goal target amount.

Mr. Sharpe’s personal goals were focused primarily on effectively managing our supply chain. Specifically, his goals, and the weighting of those goals as a percentage of his personal goal target, were as follows: (a) improving supply chain support to store operations and merchandising departments (20%); (b) conducting a network and capacity assessment for finishing, warehousing and distribution (20%); (c) driving efficiencies across the logistics network and facility operations (15%); (d) supply chain department preparation for and execution of the ITS implementation (15%); (e) developing procedures and driving improvements to support regulatory compliance, enhance safety performance and strengthen business processes (15%); and (f) increasing labor and material savings in finishing while achieving output objectives (15%). Upon review and consideration of his performance, it was determined that he partially achieved each of his goals. As a result, Mr. Sharpe was awarded 64% of his personal goal target amount.

Equity Incentive Awards. The long-term component of our compensation program consists of the grant of equity awards that are intended to create a mutuality of interest with stockholders by motivating our executive officers to manage our business so that our stockholders’ investment will grow in value over time. The equity awards are also intended to reward longevity and increase retention, as we do not maintain a defined benefit pension plan or provide other post-retirement medical or life benefits. Because the benefit received, if any, depends upon the performance of our stock price over the term of the equity incentive award, such awards are intended to provide incentives for executive officers to enhance our long-term performance, as reflected in stock price appreciation over the long term, thereby increasing stockholder value.

We currently provide equity awards pursuant to the Lumber Liquidators Holdings, Inc. 2007 Equity Compensation Plan (the “2007 Plan”), from which we grant stock options and restricted stock awards. Equity awards to the executive officers have generally been in the form of non-qualified stock options with vesting periods of four years and terms of ten years. We intend equity awards to be a significant portion of our executive officers’ total compensation in order to align their interests with our long-term growth and success.

In 2010, non-qualified stock options were awarded to each of our named executive officers. With regard to Mr. Griffiths, he was granted an equity award pursuant to an amendment of his employment agreement described more specifically below. In determining the amounts of the equity awards for the other named executive officers, the Compensation Committee considered recommendations submitted by Mr. Griffiths and an evaluation of the fair value of the equity award in relation to the individual’s total compensation. The following is a list of the equity awards approved by the Compensation Committee and awarded to our named executive officers in 2010:

Executive	2010 Option Awards($)(1)
Mr. Griffiths	749,920
Mr. Terrell	179,990
Mr. Morrison	179,990
Mr. Pescara	149,987
Mr. Sharpe	224,993

(1)	The amounts in this column reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 6 – Stock-Based Compensation to our audited financial statements included in Item 8 of the Form 10-K filed with the SEC on February 23, 2011.

The equity awards for the named executive officers were based upon their respective responsibilities as well as retention considerations, compensation levels among our other executive officers, and other factors noted above. In addition, the award total for Mr. Sharpe reflects 18,130 non-qualified stock options awarded to him in connection with his hiring.

Claw Back Provisions

In 2010, we modified our form of equity award agreement and the Bonus Plan to include certain repayment provisions, or “claw backs.” Under the revised equity agreement, in the event the Compensation Committee determines that an executive willfully engaged in conduct harmful to us, the equity award may be forfeited and/or the executive may be required to repay any stock acquired or received as a result of the award or any sums realized as a result of the sale of stock acquired or received as a result of the award. Likewise, under the revised Bonus Plan, the Compensation Committee may require an executive to repay all or any portion of an award issued under the Bonus Plan if the Compensation Committee determines that the award was earned based on inaccurate financial objectives, performance data, metrics or other information or that the participant willfully engaged in conduct harmful to us.

2011 Compensation Program

Under the leadership of the Compensation Committee, we intend to continue our management of compensation with the following objectives:

•	to maintain a straightforward and flexible program that allows us to make adjustments in response to changes in market conditions;

•	to provide compensation packages necessary to attract and retain key executives to help ensure that we remain competitive;

•	to provide non-equity incentive compensation that depends on the executive’s individual performance, and our financial performance, as compared against established goals; and

•	to provide an appropriate link between compensation and the creation of stockholder value through equity awards tied to our long-term performance.

To achieve these objectives, we will continue to utilize a mix of base salary, annual cash bonus awards and equity incentive awards. These components of executive compensation will be used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. In addition, we will continue to manage the risks inherent with performance-based compensation by ensuring that our compensation components, when viewed as a whole, do not encourage unnecessary risk-taking. Base salary will remain a key part of our executive compensation, allowing us to attract and retain qualified executives. The annual cash bonus will be used to incentivize our executives to successfully coordinate efforts, in both the short and long terms, to enhance our business, and therefore stockholder value. The annual cash bonuses will continue to be awarded on the basis of a combination of our achievement of certain objective financial performance measures and individual attainment of personal goals relating to areas of operations that he/she can control or influence. Finally, equity awards will continue to be awarded to executives in the form of stock options, restricted stock and/or unrestricted stock in a manner that seeks to align management’s interests with long-term stockholder interests and encourage retention of key performers.

Tax Deductibility Under Section 162(m)

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance based compensation in excess of $1 million paid to named executive officers of public companies. We intend to qualify executive compensation for deductibility under Section 162(m) if doing so is consistent with our best interests and the interests of our stockholders. Because our corporate objectives may not always be consistent with the requirements of full deductibility, it is conceivable that we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). We currently believe that we should be able to continue to manage our executive compensation program for our named executive officers to preserve the related federal income tax deductions, although individual exceptions may occur.

Retirement, Deferred Compensation and Pension Plans

Our executive officers who are eligible may participate at their election in our 401(k) retirement savings plan that provides employees with an opportunity to contribute a portion of their cash compensation to the plan on a tax-deferred basis to be invested in specified investment options and distributed upon their retirement. Consistent with the 401(k) plan, we match 50% of each employee’s contributions to the 401(k) plan up to a maximum of 3% of the employee’s base salary. The employer matching contribution vests based on the employee’s years of service.

The Board has not adopted any plans for the deferral of executive compensation or for the payment of defined benefits or pensions based on an executive officer’s salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives whose salaries exceed the Internal Revenue Service’s maximum allowable salary for qualified plans.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon that review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Martin F. Roper, Chairperson

Macon F. Brock, Jr.

Richard D. Tadler

Peter B. Robinson

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee will be or have ever been one of our officers or employees. None of our executive officers serves or has served as a member of the Board, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Annual Compensation of Executive Officers

Summary Compensation Table

The following table and descriptions set forth information concerning compensation paid to or earned by our chief executive officer, chief financial officer, and the three other most highly compensated individuals who were serving as our executive officers at the end of the 2010 fiscal year and whose annual salary and bonus exceeded $100,000 during the 2010 fiscal year. We refer to these individuals throughout this Proxy Statement as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Jeffrey W. Griffiths(3)	2010	535,303	749,920	37,853	12,550	1,335,626
Chief executive officer	2009	524,904	—	477,663	10,721	1,013,288
	2008	510,962	—	231,750	11,109	753,821

Daniel E. Terrell(4)	2010	265,481	180,761	24,750	3,356	474,348
Chief financial officer	2009	234,423	160,000	104,363	12,271	511,057
	2008	221,923	119,584	63,250	4,049	408,806

Robert M. Morrison(5)	2010	298,649	180,761	25,355	17,706	522,471
Senior vice president, store operations	2009	297,358	160,000	207,460	11,246	676,064
	2008	289,460	119,584	123,081	11,835	543,960

Marco Q. Pescara(6)	2010	280,273	150,630	28,877	17,706	477,486
Senior vice president, direct marketing & advertising

Glenn P. Sharpe(7)	2010	250,000	224,917	20,000	13,193	508,110
Senior vice president, supply chain

(1)	The amounts in this column reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 6 – Stock-Based Compensation to our consolidated financial statements included in Item 8 of the Form 10-K filed with the SEC on February 23, 2011.
(2)	Beginning in 2008, we paid annual cash bonus awards through our non-equity incentive plan, referred to as our “Bonus Plan,” which replaced our prior cash bonus plan.
(3)	All other compensation includes $12,550, $10,721 and $11,109 in health benefits, group health plan contributions and life insurance premiums for 2010, 2009 and 2008, respectively.
(4)	All other compensation includes $3,356, $12,271 and $4,049 in group health plan contributions and life insurance premiums for 2010, 2009 and 2008, respectively.
(5)	All other compensation includes $10,356, $3,896 and $4,935 in group health plan contributions and life insurance premiums for 2010, 2009, and 2008, respectively, and $7,350, $7,350 and $6,900 in matching contributions to our 401(k) plan in 2010, 2009, and 2008, respectively.
(6)	Mr. Pescara was not a named executive officer prior to 2010. All other compensation includes $10,356 in health benefits, group health plan contributions and life insurance premiums for 2010, and $7,350 in matching contributions to our 401(k) plan for 2010.
(7)	Mr. Sharpe was not a named executive officer prior to 2010. All other compensation includes $7,568 in health benefits, group health plan contributions and life insurance premiums for 2010, and $5,625 in matching contributions to our 401(k) plan for 2010.

Grants of Plan-Based Awards

The following table provides information on grants of plan-based awards made to our named executive officers during fiscal 2010:

Grants of Plan-Based Awards for Fiscal Year 2010

Name	Award Type	Grant Date	Option Award Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Option Awards: Number of Securities Underlying Options(#)		Exercise Price of Option Awards($)	Grant Date Fair Value of Option Awards($)
				Target ($)	Maximum ($)(2)
Jeffrey W. Griffiths	Annual Bonus Plan			540,750	621,863
	Stock Options	1/1/2010	12/23/2009			80,299	(3)	26.80	749,920

Daniel E. Terrell	Annual Bonus Plan			165,000	189,750
	Stock Options	3/11/2010	3/11/2010			14,206	(4)	24.19	179,990

Robert M. Morrison	Annual Bonus Plan			225,375	259,181
	Stock Options	3/11/2010	3/11/2010			14,206	(4)	24.19	179,990

Marco Q. Pescara	Annual Bonus Plan			140,863	161,992
	Stock Options	3/11/2010	3/11/2010			11,838	(4)	24.19	149,987

Glenn P. Sharpe	Annual Bonus Plan			125,000	143,750
	Stock Options	1/29/2010	1/29/2010			18,130	(5)	23.68	224,993

(1)	The Bonus Plan does not include threshold bonus amounts. These amounts reflect the potential range of payments for the Bonus Plan. The actual payments are reflected in the Non-Equity Incentive Plan column of the Summary Compensation Table.
(2)	The amounts reflect the greatest potential payments under the Bonus Plan in the event we exceeded our corporate performance target and maximized the corporate performance component.
(3)	The grant provided for full vesting on March 17, 2012.
(4)	The grants provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of March 11, 2010.
(5)	The grant provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of January 29, 2010.

Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement with Jeffrey W. Griffiths. In September 2006, we entered into an agreement with Mr. Griffiths whereby he agreed to serve as our president and chief executive officer for a four-year term commencing September 18, 2006. The agreement provides for an annual base salary of $500,000, which may be increased based on an annual performance review. In addition, the Board in its discretion may award Mr. Griffiths an annual performance bonus, based on our financial performance and Mr. Griffiths’ job performance. Under the agreement, Mr. Griffiths was granted options to purchase 745,000 shares of our common stock (approximately 3% of our outstanding shares at that time) at the fair market value as of October 18, 2006 (determined based on a valuation of the stock as of October 1, 2006). The agreement states that the options would vest 25% on each of the first four anniversaries of the grant, provided that the options would become fully vested upon the occurrence of a “Griffiths Agreement Sale Event” (defined as (i) our dissolution or liquidation, (ii) a sale of all or substantially all of our assets or (iii) a merger, reorganization or consolidation in which our stock is converted into or exchanged for securities of a successor entity and the holders of a majority of voting power prior to the transaction do not hold a majority of voting power of the successor entity following the transaction).

Pursuant to an amendment entered by the parties in December 2009, the term of the agreement was extended by an additional eighteen (18) months. Further, in accordance with the amendment, Mr. Griffiths was granted options to purchase a whole number of shares of our common stock with a cumulative fair value of $750,000. Based on the fair market value of an option on January 1, 2010, Mr. Griffiths was granted options to purchase 80,299 shares of our stock. The exercise price for the options was equal to the fair market value of our stock as of January 1, 2010. The options vest, and will be exercisable, on March 17, 2012, subject to Mr. Griffiths’ continued employment with us through that date.

The agreement also provides for certain payments in the event of termination, as described below. Mr. Griffiths is bound under the agreement by a confidentiality provision, and non-competition and non-solicitation clauses that apply to his employment and for a period of two years following the later of the date of termination of his employment and the date (if any) that a court enters a judgment enforcing the relevant provision.

Letter Agreements with Robert M. Morrison and Marco Q. Pescara. At the time of their hire, we entered into offer letter agreements with Mr. Morrison and Mr. Pescara which set forth their base starting salaries, other compensation matters in connection with their hire and certain initial terms relating to their employment.

Other than the letter agreements and the agreement with Mr. Griffiths, we have not entered into employment agreements with any of the named executive officers. For additional information concerning our executive compensation policies, see “Compensation Discussion and Analysis” above.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table sets forth the outstanding equity awards as of the end of the 2010 fiscal year for each of our named executive officers:

Outstanding Equity Awards at Fiscal Year-End 2010

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Jeffrey W. Griffiths	557,090	(1)	—		7.83	10/18/2016
	—		80,299	(2)	26.80	1/1/2020

Daniel E. Terrell	114,761	(3)	—		7.58	7/13/2016
	11,750	(4)	11,750	(4)	10.69	3/28/2018
	7,233	(5)	21,700	(5)	10.69	3/12/2019
	—		14,206	(6)	24.19	3/11/2020

Robert M. Morrison	87,761	(3)	—		7.58	7/13/2016
	11,750	(4)	11,750	(4)	10.69	3/28/2018
	7,233	(5)	21,700	(5)	10.69	3/12/2019
	—		14,206	(6)	24.19	3/11/2020

Marco Q. Pescara	27,478	(7)	—		7.58	7/13/2016
	11,750	(4)	11,750	(4)	10.69	3/28/2018
	5,424	(5)	16,275	(5)	10.69	3/12/2019
	—		11,838	(6)	24.19	3/11/2020

Glenn P. Sharpe	—		18,130	(8)	23.68	1/29/2020

(1)	The grant provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of October 18, 2006.

(2)	The grant provided for full vesting on March 17, 2012.
(3)	The grants provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of July 13, 2006; provided, however, vesting was accelerated in 2007 by one year as a result of our IPO.
(4)	The grants provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of March 28, 2008.
(5)	The grants provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of March 12, 2009.
(6)	The grants provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of March 11, 2010.
(7)	The grant provided for vesting in equal annual amounts on the first three anniversary dates following the date of grant of July 13, 2006; provided, however, vesting was accelerated in 2007 by one year as a result of our IPO.
(8)	The grant provided for vesting in equal annual amounts on the first four anniversary dates following the date of grant of January 29, 2010.

Option Exercises for 2010

The following table provides information concerning the exercises of stock options during the fiscal year 2010 on an aggregated basis for each of our named executive officers:

Option Exercises and Stock Vested for Fiscal Year-End 2010

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jeffrey W. Griffiths	93,124	1,710,222
Daniel E. Terrell	—	—
Robert M. Morrison	15,000	336,000
Marco Q. Pescara	2,000	45,620
Glenn P. Sharpe	—	—

Potential Payments Upon Termination or Change of Control

Under his employment agreement, in the event of his disability or death, Mr. Griffiths is entitled to receive a prorated portion of his annual performance bonus. If (a) we terminate Mr. Griffiths’ employment without Cause (as defined in his agreement), (b) Mr. Griffiths terminates his employment within 60 days following a “Griffiths Agreement Sale Event” (as defined above under the description of Mr. Griffiths’ employment agreement) that results in a material reduction in his compensation or responsibilities or (c) Mr. Griffiths terminates his employment for Good Reason (as defined in his agreement), Mr. Griffiths is entitled to receive two times his base salary in a lump sum and a prorated portion of his annual performance bonus. Upon the occurrence of a Griffiths Agreement Sale Event, Mr. Griffiths’ options will become fully vested, as disclosed in the table below.

Under Mr. Pescara’s offer letter agreement, if he is terminated other than for “cause” (as defined in his agreement), he would be entitled to receive a severance payment equal to one year’s base salary and bonus.

We do not have any agreements with any of the other named executive officers that provide for severance payments upon termination of their employment or in connection with a change in control of us. The agreements pursuant to which equity awards have been granted to the named executive officers, however, contain provisions for accelerated vesting upon a change in control of us.

The following table shows the value, as of the end of the 2010 fiscal year, to our named executive officers of unvested options where the vesting would accelerate upon a change in control:

Name	Unvested Stock Options at 12/31/2010(#)		Exercise Price($)	Value of Unvested Stock Options (Based on Closing Price of Stock at 12/31/2010(2)($)		Total Value of Stock Options that may Accelerate Upon Change in Control($)
Jeffrey W. Griffiths	80,299	(1)	26.80	—	(3)	—

Daniel E. Terrell	33,450	(1)	10.69	475,659		475,659
	14,206	(1)	24.19	10,288		10,288

Robert M. Morrison	33,450	(1)	10.69	475,659		475,659
	14,206	(1)	24.19	10,288		10,288

Marco Q. Pescara	28,025 11,838	(1) (1)	10.69 24.19	398,516 8,523		398,516 8,523

Glenn P. Sharpe	18,130	(1)	23.68	22,300		22,300

(1)	Upon change in control, 100% of the unvested options vest.
(2)	The closing price on 12/31/2010 was $24.91.
(3)	The closing price on 12/31/2010 was below the exercise price.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2010, with respect to compensation plans under which shares of our common stock are authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted-average Exercise Price of Outstanding Options and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Security Holders
2004 Stock Option and Grant Plan(1)(2)	1,248,844		7.69		—
2006 Equity Plan for Non-Employee Directors(1)(3)	66,559		7.58		—
2007 Equity Compensation Plan(1)(4)	896,179	(5)	15.86	(6)	1,363,556
Equity Compensation Plans Not Approved by Security Holders	—		—		—

Total	2,211,582		10.67	(6)	1,363,556

(1)	In 2007, the Board adopted, and the stockholders approved, the 2007 Equity Compensation Plan to succeed the 2004 Stock Option and Grant Plan and the 2006 Equity Plan for Non-Employee Directors. As a result, no further awards will be granted under the 2004 Stock Option and Grant Plan or the 2006 Equity Plan for Non-Employee Directors.
(2)	The 2004 Stock Option and Grant Plan, which we refer to as the 2004 Plan, permitted the grant of incentive and non-qualified stock options and restricted and unrestricted stock awards to our officers, employees, consultants and other key persons (including prospective employees).

(3)	The 2006 Equity Plan for Non-Employee Directors, which we refer to as the 2006 Director Plan, permitted the grant of non-qualified stock options and restricted and unrestricted stock awards to our non-employee directors.
(4)	The 2007 Equity Compensation Plan, which we refer to as the 2007 Plan, permits the grant of non-qualified and incentive stock options and other stock-based awards, including, without limitation, restricted stock, restricted stock units, unrestricted stock awards and stock appreciation rights, to our employees, non-employee directors and other service providers. Award grants may be made with the intention of qualifying under the requirements of Section 162(m) of the Internal Revenue Code as performance-based compensation. The 2007 Plan is administered by our Compensation Committee. There are 4,300,000 shares of our common stock authorized for issuance, subject to adjustment and reduced by (i) any shares that have been issued under the 2004 Plan or the 2006 Director Plan, and (ii) any shares that are subject to outstanding awards under the 2004 Plan or the 2006 Director Plan that have not been forfeited or cancelled. No more than 1,500,000 shares may be issued under the 2007 Plan as restricted stock (either as a separate award or to settle restricted stock units) or unrestricted stock.
(5)	Includes stock options to purchase 754,114 shares and 142,065 restricted stock units.
(6)	Weighted average exercise price of outstanding options; excludes restricted stock units.

DIRECTOR COMPENSATION

Directors who are our employees do not receive compensation for their service on the Board or any Board committee. Each of our non-employee directors receives an annual retainer of $90,000. In addition, our non-employee directors receive the following annual retainers for serving on the specified committees:

•	$15,000 for serving as the chairperson of the Audit Committee;

•	$7,500 for serving as the chairperson of the Compensation Committee;

•	$5,000 for serving as the chairperson of the Nominating and Corporate Governance Committee;

•	$7,500 for serving as a member (but not the chairperson) of the Audit Committee;

•	$3,750 for serving as a member (but not the chairperson) of the Compensation Committee; and

•	$2,500 for serving as a member (but not the chairperson) of the Nominating and Corporate Governance Committee.

In 2010, our non-employee directors elected to have the retainers paid in restricted stock units. The restricted stock units were granted on the date of the 2010 annual meeting and they vest on the date of the 2011 annual meeting. In calculating the number of restricted stock units reflecting the value of the retainers for our non-employee directors, we used the closing price of our common stock on the date of the grant. Directors were reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

Mr. Sullivan’s Compensation

Mr. Sullivan, our founder and the chairman of the Board, is an employee of the Company and receives a salary and other compensation for his services. In March 2010, he received an increase in his base salary of 5% to $324,500. This increase was based upon a consideration of, among other things, his accomplishments during the year, his contributions to the Company’s performance, his responsibility for the Company’s operations, the economic environment, expense considerations and previous compensation.

Mr. Sullivan participated in the Bonus Plan and his target bonus amount was 100% of his base salary, with 75% based on corporate performance against financial goals and 25% on achievement of personal goals. His personal goals were directed at the effective management of our marketing and advertising strategies. Like the other Bonus Plan participants, Mr. Sullivan did not receive an award under the corporate performance component of the Bonus Plan. He did receive a cumulative score of 63% toward his personal goal component, which totaled $51,101.

Mr. Sullivan did not receive any equity incentive award in 2010. He does not receive an annual retainer or other compensation for serving as a director or on any committee.

Director Compensation Table

The following table sets forth compensation earned by our directors who are not named executive officers in the fiscal year ended December 31, 2010:

Director Compensation in Fiscal 2010

Name	Stock Awards(1)($)	Non-Equity Incentive Plan Compensation($)	Other Compensation($)		Total($)
Macon F. Brock, Jr.(2).	96,249	—	—		96,249
Douglas T. Moore(3)	102,497	—	—		102,497
John M. Presley(4)	107,485	—	—		107,485
Peter B. Robinson(5)	9,050	—	—		9,050
Martin F. Roper(6)	104,991	—	—		104,991
Thomas D. Sullivan	—	51,101	340,938	(7)	392,039
Richard D. Tadler(8)	93,727	—	—		93,727

(1)	The amounts in this column reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Stock awards granted in 2010 had a grant date fair value of $28.02 per share. For a discussion of the assumptions relating to these valuations, see Note 6 – Stock-Based Compensation to our audited financial statements included in Item 8 of the Form 10-K filed with the SEC on February 23, 2011.
(2)	Stock awards include 3,435 shares of restricted stock units that were outstanding as of December 31, 2010.
(3)	Stock awards include 3,658 shares of restricted stock units that were outstanding as of December 31, 2010.
(4)	Stock awards include 3,836 shares of restricted stock units that were outstanding as of December 31, 2010.
(5)	Stock awards include 323 shares of restricted stock units that were outstanding as of December 31, 2010.
(6)	Stock awards include 3,747 shares of restricted stock units that were outstanding as of December 31, 2010.
(7)	Other compensation includes base salary of $321,182, health benefits, group health plan contributions and life insurance premiums of $12,406, and matching contributions to our 401(k) plan of $7,350.
(8)	Stock awards include 3,345 shares of restricted stock units that were outstanding as of December 31, 2010.

Outside Directors Deferral Plan

On November 21, 2008, the Board of Directors adopted the Lumber Liquidators Holdings, Inc. Outside Directors Deferral Plan (the “Deferral Plan”) under which each of our non-employee directors has the opportunity to defer receipt of all or a portion of his fees until his departure from the Board. In so doing, the Board intended to provide an incentive to the non-employee directors to own shares of our common stock, thereby aligning their interests more closely with the interests of our stockholders. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year.

Under the Deferral Plan, a non-employee director may elect to defer up to 100% of his compensation in 25% increments and have such compensation invested in deferred stock units. Deferred stock units attributable to the deferral of cash compensation are credited as of the day on which such compensation is otherwise payable in accordance with our then applicable director compensation policies (the “Payment Date”), and the number of deferred stock units is determined by dividing the deferred compensation payable on the Payment Date by the closing price of our common stock as of the Payment Date. Deferred stock units credited with respect to restricted common stock awards are determined using the closing price as of the grant date of the award of such shares of common stock. Deferred stock units must be settled in common stock upon the director’s departure from the Board. There were 22,265 deferred stock units outstanding in 2010.

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners

The following table sets forth information regarding ownership of our common stock by each person (or group of affiliated persons) known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock and the shares of common stock owned by each director, by each named executive officer, and all of our directors and executive officers as a group as of March 30, 2011. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o Lumber Liquidators Holdings, Inc., 3000 John Deere Road, Toano, Virginia 23168.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% or Greater Owners
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	4,113,613	14.9%
Thomas D. Sullivan	3,384,701	12.2%
TCW Group(4) 865 South Figueroa Street Los Angeles, CA 90017	2,650,773	9.6%
Wellington Management Company(5) 280 Congress Street Boston, MA 02210	2,062,347	7.5%
BlackRock, Inc.(6) 40 East 52nd Street New York, NY 10022	1,666,007	6.0%

Directors and Executive Officers
Macon F. Brock, Jr.(7).	33,486	*
Jeffrey W. Griffiths(8).	477,090	1.7%
Douglas T. Moore(9)	34,115	*
Robert M. Morrison(10)	124,503	*
John M. Presley(11)	50,202	*
Peter B. Robinson(12)	3,668	*
Martin F. Roper(13)	47,206	*
Marco Q. Pescara(14)	60,111	*
Glenn P. Sharpe(15)	4,532	*
Richard D. Tadler(16)	16,632	*
Daniel E. Terrell(17)	154,403	*
All executive officers and directors as a group (17 persons)	4,482,235	15.7%

*	Represents beneficial ownership of less than 1%.
(1)	Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to beneficially owned shares of stock.
(2)

Based on 27,634,900 shares of our common stock outstanding as of March 30, 2011. In accordance with SEC rules, percent of class as of March 30, 2011 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to options exercisable by that person or group within 60 days.
(3)	According to a Schedule 13G filed with the SEC on February 11, 2011, FMR LLC has sole power to vote or direct the vote of 500 shares and dispose of 4,113,613 shares of our common stock. FMR, LLC’s beneficial ownership is derived as follows: Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,113,613 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, 82 Devonshire Street, Boston, Massachusetts 02109, amounted to 2,510,262 shares of our common stock. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,113,613 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(4)	According to a Schedule 13G filed with the SEC on February 9, 2011, TCW Group, Inc. has shared power to vote or direct the vote of 1,917,021 shares and shared power to dispose or direct the disposition of 2,650,773 shares of our common stock. Relevant subsidiaries of TCW Group Inc. that are persons described in Rule 13d-1(b) include: (i)Trust Company of the West, a California corporation and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934; (ii) TCW Asset Management Company, a California corporation and an Investment Advisor registered under Section 203 of the Investment Advisers Act of 1940; (iii) TCW Investment Management Company, a California corporation and an Investment Advisor registered under Section 203 of the Investment Advisers Act of 1940.
(5)	According to a Schedule 13G filed with the SEC on February 14, 2011, Wellington Management Company, LLP has shared power to vote or direct the vote of 1,766,047 shares and shared power to dispose or to direct the disposition of 2,062,347 shares of our common stock.
(6)	According to a Schedule 13G filed with the SEC on January 21, 2011, BlackRock, Inc. has sole power to vote or direct the vote of 1,666,007 shares and dispose of 1,666,007 shares of our common stock. Relevant subsidiaries of BlackRock, Inc. that are persons described in Rule 13d-1(b) include: (i) BlackRock Japan Co. Ltd; (ii) BlackRock Institutional Trust Company, N.A.; (iii) BlackRock Fund Advisors; (iv) BlackRock Asset Management Australia Limited; (v) BlackRock Advisors, LLC; (vi) BlackRock Investment Management, LLC; (vii) BlackRock International Limited
(7)	Including 3,435 shares of restricted stock awarded under our equity compensation plans not currently owned but issuable within 60 days to be invested in deferred stock units under our Deferral Plan.
(8)	Including 467,090 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.
(9)	Including 13,789 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days and 3,658 shares of restricted stock awarded under our equity compensation plans not currently owned but issuable within 60 days.
(10)	Including 123,403 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.
(11)

Including 26,385 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days and 3,836 shares of restricted stock awarded under our equity compensation plans not currently owned but issuable within 60 days to be invested in deferred stock units under our Deferral Plan.
(12)	Including 3,668 shares of restricted stock awarded under our equity compensation plans not currently owned but issuable within 60 days to be invested in deferred stock units under our Deferral Plan.
(13)	Including 26,385 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days and 3,747 shares of restricted stock awarded under our equity compensation plans not currently owned but issuable within 60 days to be invested in deferred stock units under our Deferral Plan.
(14)	Including 55,411 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.
(15)	Including 4,532 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.
(16)	Including 3,345 shares of restricted stock awarded under our equity compensation plans not currently owned but issuable within 60 days.
(17)	Including 150,403 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities.

Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to us under Rule 16a-3(e) during 2010, and written representations of our directors and officers, we believe that all directors, executive officers and beneficial owners of more than 10% of our common stock have filed with the SEC on a timely basis all reports required to be filed under Section 16(a) of the Securities Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a formal written policy concerning related person transactions. Under that policy, a related person transaction is a transaction, arrangement or relationship involving us, on the one hand, and (i) our director, executive officer or employee, his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person who is the beneficial owner of more than 5% of our voting securities or a member of the immediate family of such person. The Audit Committee evaluates each related person transaction for the purpose of recommending to the disinterested members of the Board whether the transaction is fair, reasonable and within our policy, and should be ratified and approved by the Board. At least annually, management will provide the Audit Committee with information pertaining to related person transactions. Related person transactions entered into, but not approved or ratified as required by the policy concerning related person transactions, will be subject to termination by us or the relevant subsidiary, if so directed by the Audit Committee, taking into account factors as it deems appropriate and relevant.

Lease Arrangements

As of March 30, 2011, we lease our Toano finishing, distribution and headquarters facility, which includes a store location, and 25 of our other store locations from ANO LLC (“ANO”), a company that is wholly owned by Tom Sullivan. The operating lease for our Toano facility has a base period that runs through December 31, 2019. Our store leases generally have five-year base periods and one or more five-year renewal periods. Our rent expense attributable to ANO was $2.5 million in 2010 and we expect a similar rent expense attributable to ANO in 2011. The future minimum payments under our leases with ANO as of December 31, 2010 total approximately $16.8 million.

We lease one store location each from Wood on Wood Road, Inc. (“Wood on Wood”) and BMT Holdings, LLC (“BMT”). Wood on Wood is wholly owned by Mr. Sullivan, and he has a 50% membership interest in BMT. Each lease is for a five-year base period and has a five-year renewal period. Our rent expense attributable to Wood on Wood was $0.08 million in 2010. Our rent expense attributable to BMT was $0.05 million in 2010. We expect to incur similar rent expenses attributable to Wood on Wood and BMT in 2011. The future minimum payments under our leases with Wood on Wood and BMT as of December 31, 2010 total $0.2 million and $0.05 million, respectively.

We believe that the leases that we have signed to date with ANO, Wood on Wood and BMT, which are described in more detail in Note 5 to our audited financial statements included in Item 8 of the Form 10-K filed with the SEC on February 23, 2011, are on fair market terms. In 2010, any new leases or renewals of existing leases involving Mr. Sullivan or entities with which he is involved were handled in accordance with our related person transaction policy.

Cabinets to Go

We are a party to an agreement dated June 1, 2010 with Designers’ Surplus, LLC t/a Cabinets to Go (“CTG”) and its owners whereby we have option rights to purchase, as well as a right of first refusal in the event a third-party seeks to purchase, some or all of the ownership interest in CTG. Mr. Sullivan is the sole member of an entity that owns a significant interest in CTG and the agreement was approved in accordance with our related person transaction policy. The purchase price under our option is the fair market value of the ownership interest as determined by a qualified appraiser, but such price will not be less than $24 million for the entire ownership interest (or a proportionate percentage of that figure for a purchase of less than the entire ownership interest). The term of the agreement is ten years. At this time, we do not believe that exercising our option rights under the agreement is in our best interests.

The agreement with CTG also includes provisions whereby we may provide certain advertising, marketing and other services to CTG. Such services are performed on a case by case basis upon mutual agreement by the Company and CTG. We charge CTG for our services at rates that we believe reflect their fair market value. In 2010, we recognized revenue in the sum of $123,588 from CTG for such services.

AUDITOR INFORMATION

Our management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. Ernst & Young served as our independent registered public accounting firm for the fiscal years ended December 31, 2008, 2009 and 2010. Representatives of Ernst & Young are expected to attend the Annual Meeting, be available to respond to appropriate questions from stockholders and have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Registered Public Accounting Firm

The following information is furnished with respect to the fees billed by our independent registered public accounting firm for each of the last two fiscal years:

	2009	2010
Audit Fees	$702,000	$675,000
Audit-Related Fees	—	289,875
Tax Fees	135,659	91,613

Total Fees	$837,659	$1,056,488

Audit fees: The aggregate amount of fees billed to us by Ernst & Young for professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements for the fiscal quarters during the year and accounting consultations that relate to the audited consolidated financial statements and are necessary to comply with auditing standards.

Audit-Related fees: The aggregate amount of fees billed to us by Ernst & Young for professional services rendered in connection with the changes in our control environment due to the ITS implementation and IT audit and consulting fees.

Tax fees: The aggregate amount of fees billed to us by Ernst & Young for professional services related to federal and state tax return preparation, tax planning services and assistance with certain federal and state tax audits.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has determined that Ernst & Young’s rendering of all other non-audit services is compatible with maintaining auditor independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations projects. Each category is subject to a specific budget or quarterly dollar amount. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated certain pre-approval authority to its Chairman. The Chairman must report any decisions to the Audit Committee at its next scheduled meeting. All services provided by Ernst & Young during 2009 and 2010 were pre-approved.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. The charter reflects the requirements of the Sarbanes-Oxley Act of 2002, the Security and Exchange Commission (the

“SEC”) and the New York Stock Exchange (the “NYSE”). Each member of the Audit Committee is independent in accordance with the applicable rules of the NYSE, the SEC and our corporate governance guidelines.

The Audit Committee reviews and discusses the following matters with management and our independent registered public accounting firm, Ernst & Young LLP:

•	Quarterly and year-end results, consolidated financial statements and reports, prior to public disclosure.

•	Our disclosure controls and procedures, including internal control over financial reporting.

•	The independence of our registered public accounting firm.

•

Management’s report and the independent registered public accounting firm’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee routinely meets with our internal auditors and independent registered public accounting firm, with and without management present.

The Audit Committee has oversight responsibilities only and it is not acting as an expert in accounting or auditing. The Audit Committee relies without independent verification on the information provided to its members and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit of our consolidated financial statements by the independent auditors has been carried out in accordance with auditing standards generally accepted in the United States.

Management has the primary responsibility for the preparation of our 2010 consolidated financial statements and the overall reporting process, including the systems of internal control over financial reporting, and has represented to the Audit Committee that our 2010 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” these discussions included, among other things, a review of significant accounting policies, their application and estimates, and the independent auditors’ judgment about our accounting controls and the quality of our accounting practices.

The Audit Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Relying on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

John M. Presley, Chairperson

Douglas T. Moore

Martin F. Roper

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. We are asking the stockholders to ratify this selection. If our stockholders fail to ratify the selection of Ernst & Young, the Audit Committee and our Board will consider whether to retain Ernst & Young and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interest.

The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the selection of the independent registered public accounting firm.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL THREE

APPROVAL OF THE 2011 EQUITY COMPENSATION PLAN

The Board of Directors has approved, and recommends that our stockholders approve, the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan (the “2011 Plan”). The purpose of the 2011 Plan is to assist the Company and our related companies in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and our related companies and to associate their interests with those of the Company and our stockholders. The 2011 Plan will succeed the Lumber Liquidators Holdings, Inc. 2007 Equity Compensation Plan (the “2007 Plan”). If the stockholders approve the 2011 Plan, no further grants will be made under the 2007 Plan.

The complete text of the 2011 Plan is attached to this proxy statement as Exhibit A. The following general description of the principal features of the 2011 Plan is qualified in its entirety by reference to Exhibit A.

General Information

The 2011 Plan authorizes the Compensation Committee of the Board of Directors to grant one or more of the following awards to employees of the Company and its related companies, members of the Board of Directors or board of directors of a related company, and any consultant, advisor or other key person to the Company or a related company (including prospective employees, directors, consultants, advisers or other key persons) who are designated by the Compensation Committee:

•	stock awards;

•	stock units;

•	incentive awards;

•	options; and

•	stock appreciation rights (“SARs”).

A “related company” as used in this description of the 2011 Plan, is a corporation or other entity in a chain of entities in which each entity has controlling interest (within the meaning of regulations under Section 409A of the Internal Revenue Code) in another entity in the chain, beginning with the entity in which the Company has a controlling interest. For grants of incentive stock options, a “related company” is limited to certain subsidiary or parent corporations.

The Compensation Committee will administer the 2011 Plan and may delegate all or part of its authority to one or more officers. However, the Compensation Committee may not delegate its authority with respect to grants and awards (i) to individuals who are subject to Section 16 of the Securities Exchange Act or (ii) that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. As used in this summary, the term “administrator” means the Compensation Committee and any delegate of the Compensation Committee.

No determination has been made as to which persons eligible to participate in the 2011 Plan will receive awards under the 2011 Plan and, therefore, the benefits to be allocated to any individual or to various groups are not presently determinable.

If the stockholders approve the 2011 Plan, the Company will be authorized to issue under the 2011 Plan up to 1,000,000 shares of common stock plus the number of shares of common stock available under the 2007 Plan as of the date the 2011 Plan is approved by the Company’s stockholders. As of March 30, 2011, there are 836,075 shares available for grant under the 2007 Plan, which is a decrease of 527,481 shares from December 31, 2010. This decrease reflects (a) a grant to our new President and Chief Operating Officer, (b) a grant to our new Chief Merchandising Officer, (c) annual equity incentive awards issued to our employees, and (d) award cancellations and the surrender of shares by employees to settle tax obligations. The maximum aggregate number of shares of common stock that may be issued under the 2011 Plan as stock awards or in settlement of stock units and incentive awards is 900,000.

Generally, if an award is terminated, the shares allocated to that award under the 2011 Plan or forfeited under the 2007 Plan may be reallocated to new awards under the 2011 Plan. Shares surrendered pursuant to the exercise of a stock option or in satisfaction of tax withholding requirements under the 2011 Plan or the 2007 Plan may also be reallocated to other awards.

The 2011 Plan provides that if there is a stock split, stock dividend or other event that affects the Company’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the 2011 Plan (including the maximum number of shares that may be issued as stock awards or in settlement of stock units and incentive awards and individual limits on awards) and the terms of all outstanding grants and awards made before such event.

The 2011 Plan also provides that no award may be granted more than 10 years after the date the 2011 Plan is adopted by the Board of Directors, which was March 28, 2011.

Grants and Awards under the 2011 Plan

The principal features of awards under the 2011 Plan are summarized below.

Stock Options

The 2011 Plan permits the grant of incentive stock options and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of common stock on the date of the grant, except that the exercise price for incentive stock options granted to employees who own more than 10 percent of the voting power of the Company or any parent or subsidiary corporation (a “10 percent stockholder”) will not be less than 110 percent of the fair market value of a share of common stock on the date of the grant. Other than in connection with a corporate recapitalization or pursuant to prior stockholder approval, the option price may not be reduced after the date of grant. The period in which an option may be exercised is determined by the administrator on the date of the grant, but may not exceed 10 years (or five years for incentive stock options granted to 10 percent stockholders). Payment of the option exercise price may be in cash, in a cash equivalent acceptable to the administrator or using a cashless exercise procedure approved by the administrator through a broker or dealer approved by the administrator. If the agreement provides, payment may be made with shares of common stock, including the withholding by the Company of shares of common stock upon exercise to the extent permitted under applicable laws and regulations. The 2011 Plan provides that a participant may not be granted options in a calendar year for more than 400,000 shares of common stock.

Stock Appreciation Rights

SARs may be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of common stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of common stock on the date of grant of the SAR. At the discretion of the administrator, all or part of the payment in respect of a SAR may be in cash, shares of common stock or a combination thereof. The maximum period in which a SAR may be exercised is 10 years from the date of its grant. The 2011 Plan provides that a participant may not be granted SARs in a calendar year for more than 400,000 shares of common stock. For purposes of this limitation and the individual limitation on the grant of options, a SAR and a related option are treated as a single award.

Stock Awards

The Company may also grant stock awards that entitle the participant to receive shares of common stock, including shares issued in settlement of benefit obligations under an incentive compensation or deferral plan of the Company or any successor thereto. A participant’s rights in the stock award may be forfeitable or otherwise restricted for a period of time or subject to other conditions set forth in the grant agreement, provided that the stock award may vest no sooner than ratably over a period of restriction of at least three years. Notwithstanding the foregoing, up to 10% of the common stock authorized under the 2011 Plan may be awarded without any minimum vesting requirements, and stock awards which vest based on the achievement of stated performance objectives will vest no earlier than the achievement of such objectives or one year from the award date. An agreement may provide for earlier vesting of any stock award in the event of the participant’s death, disability, or retirement, a change in control, or other special circumstances determined by the administrator. The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service, but only to the extent permitted by Section 162(m) of the Internal Revenue Code in the case of stock awards intended to constitute “qualified performance-based compensation” under that Code Section. The 2011 Plan provides that a participant may not be granted stock awards in any calendar year for more than 100,000 shares of common stock.

Incentive Awards

Incentive awards entitle the participant to receive payment if certain performance objectives or other conditions prescribed by the administrator are satisfied. The award may only be earned upon the satisfaction of stated performance objectives during a performance period of at least one year. The performance objectives that apply to an incentive award may be based on the performance criteria described below. To the extent that incentive awards are earned, our obligation will be settled in cash, shares of common stock, or a combination of cash and common stock. The 2011 Plan provides that no person may be granted incentive awards in any calendar year with a maximum possible payout of more than $1.2 million (in the case of awards with a performance period of one year). The 2011 Plan also provides that no person may be granted incentive awards in any calendar year with a maximum possible payment of more than $100,000 times the number of months in the performance period (in the case of awards with a performance period greater than one year).

Stock Units

The Compensation Committee may also award stock units, which is an award stated with reference to a number of shares of common stock. The award may entitle the recipient to receive, upon satisfaction of performance objectives or other conditions prescribed by the administrator and set forth in the award agreement, cash, shares of common stock or a combination of both. The performance objectives that apply to a stock unit award may be based on the performance criteria below. The 2011 Plan provides that no participant may be granted more than 100,000 stock units in a calendar year.

Performance Criteria

The performance objectives stated with respect to an award may be based on one or more of the following performance criteria:

•	pre-tax earnings, as shown in the Company’s annual report to stockholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company;

•	earnings per share, as shown in the Company’s annual report to stockholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company;

•	earnings before interest, taxes, depreciation and amortization (EBITDA) calculated in accordance with generally accepted accounting principles consistently applied by the Company;

•	sales growth (on a gross or net basis);

•	market share;

•	price of common stock;

•	cash flow(s) (including operating or net cash flow(s));

•	financial return ratios;

•	return measures, including return or net return on assets, net assets, equity, capital or gross sales;

•	adjusted pre-tax margin;

•	operating margins, operating profits, and/or operating expenses;

•	dividends;

•	net income or net operating income;

•	value of assets;

•	market penetration with respect to specific designated products or product groups and/or specific geographic areas;

•	aggregate product price and other product measures;

•	expense or cost levels;

•	reduction of losses, loss ratios or expense ratios;

•	reduction in fixed costs;

•	operating cost management;

•	cost of capital;

•	debt reduction;

•	productivity improvements;

•	average inventory turnover;

•	satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

•	advertising efficiency;

•	customer satisfaction based on specified objective goals or a Company-sponsored customer survey;

•	employee diversity goals or employee turnover;

•	supervision of litigation and information technology;

•	goals relating to acquisitions or divestitures of subsidiaries or joint ventures;

•	market capitalization;

•	total enterprise value;

•	economic value added (or equivalent metric);

•	debt leverage (debt to capital);

•	revenue;

•	return on operating revenue;

•	cash from operations;

•	operating ratio;

•	cash flow per share;

•	store openings;

•	comparable store sales growth; and

•	performance of non-comparable stores.

If provided in an award agreement, measurement of performance criteria against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements. Performance criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Change in Control Provisions

The 2011 Plan permits an award agreement to provide that, in the event of a “Change in Control” (as defined in the 2011 Plan), the outstanding award will become fully exercisable and earned in its entirety, and the applicable restrictions on such award will lapse, without regard to whether any performance objectives or other condition to which the award is subject have been met.

Federal Income Tax Consequences

The principal federal tax consequences to participants and to the Company of grants and awards under the 2011 Plan are summarized below.

Nonqualified Stock Options

Nonqualified stock options granted under the 2011 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options

An employee will generally not recognize income on grant or exercise of an incentive stock option; however, the amount by which the fair market value of the common stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the common stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, the Company may not deduct any amount in connection with the incentive stock option.

In addition, if the employee sells shares acquired under an incentive stock option before the end of required holding periods, he or she recognizes ordinary income in the year of the sale. That income equals the difference between the exercise price and fair market value of the stock on the date of exercise. The Company will be entitled to a federal income tax deduction if, and to the extent, a participant recognizes ordinary income with respect to his or her incentive stock option.

Stock Appreciation Rights

There are no immediate federal income tax consequences to a participant when a SAR is granted. Instead, the participant realizes ordinary income upon exercise of a SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of common stock received. The Company will be entitled to deduct the same amount as a business expense for the year of exercise.

Stock Awards

The federal income tax consequences of stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The participant may make, however, a tax election to include the value of the stock at grant in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the participant as a business expense in the year the participant includes the compensation in income.

Incentive Awards

A participant generally will not recognize taxable income upon the award of incentive awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the incentive awards. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to incentive awards.

Stock Units

A participant generally will not recognize taxable income upon the award of stock units. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the stock unit. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to stock unit.

Performance-Based Compensation

Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded companies. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that grants of options and SARs under the 2011 Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2011 Plan is approved by the stockholders. Stock awards, incentive awards and stock units will also qualify for this exception to the extent they are subject to the satisfaction of stockholder-approved performance objectives and certain other criteria are satisfied. State tax consequences may in some cases differ from those described above.

Amendment and Termination

The Board of Directors may amend or terminate the 2011 Plan at any time, provided that no such amendment will be made without stockholder approval if required by applicable law or any exchange on which the common stock is listed.

Vote Required

The 2011 Plan must be approved by the affirmative vote of the majority of votes cast on the proposal.

The Board of Directors recommends that you vote FOR the approval of the 2011 Equity Compensation Plan.

PROPOSAL FOUR

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As discussed in the Compensation Discussion and Analysis section above, we believe that the compensation structure for our named executive officers is straightforward, flexible and effective in attracting and retaining talented personnel. In our judgment, the compensation paid to our named executive officers includes a healthy balance between fixed and performance-based compensation as well as a blend between cash and equity components. Furthermore, we maintain that the compensation for our named executive officers is aligned with the interests of our stockholders through incentives based on increasing stockholder value.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL FIVE

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal Five, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. This vote is advisory and not binding on the Company or our Board of Directors in any way; however, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

The Board of Directors recommends that you vote for ONE YEAR as the frequency for holding an advisory vote on compensation for our named executive officers.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders to be held in 2012 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at our principal executive offices in Toano, Virginia on or before December 7, 2011.

If a stockholder wishes to present a proposal at the 2012 Annual Meeting of Stockholders but not have it included in our proxy materials for that meeting, the proposal: (1) must be received by us no later than December 7, 2011, (2) must present a proper matter for stockholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under our Amended and Restated Certificate of Incorporation and Bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in our Bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

OTHER MATTERS

Management knows of no matters which may properly be and are likely to be brought before the Annual Meeting other than the matters discussed herein. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of an Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for our most recent fiscal year, may be found on our website, www.lumberliquidators.com. In addition, we will provide each beneficial owner of our securities with a copy of the Annual Report without charge, upon receipt of a written request from such person. Such request should be sent to the Corporate Secretary, Lumber Liquidators Holdings, Inc., 3000 John Deere Road, Toano, Virginia 23168.

VOTING PROXIES

The Board recommends an affirmative vote on Proposals One through Four and “one year” on Proposal Five. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote, the shares represented by such proxies will be voted “FOR” the nominees named in Proposal One, “FOR” Proposals Two, Three and Four and “ONE YEAR” for the recommended frequency of advisory votes on compensation for our named executive officers as discussed in Proposal Five. Management is not aware of any matters other than those specified herein that will be presented at the Annual Meeting, but if any other matters do properly come before the Annual Meeting, the proxy holders will vote upon those matters in accordance with their best judgment.

Exhibit A

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 EQUITY COMPENSATION PLAN

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE I DEFINITIONS	A-1

1.01. Administrator	A-1
1.02. Agreement	A-1
1.03. Award	A-1
1.04. Board	A-1
1.05. Change in Control	A-1
1.06. Code	A-1
1.07. Committee	A-2
1.08. Common Stock	A-2
1.09. Company	A-2
1.10. Control Change Date	A-2
1.11. Corresponding SAR	A-2
1.12. Exchange Act	A-2
1.13. Fair Market Value	A-2
1.14. Incentive Award	A-2
1.15. Initial Value	A-2
1.16. Option	A-3
1.17. Participant	A-3
1.18. Performance Criteria	A-3
1.19. Plan	A-3
1.20. Related Company	A-3
1.21. SAR	A-4
1.22. Stock Award	A-4
1.23. Stock Unit	A-4

ARTICLE II PURPOSES	A-5

ARTICLE III ADMINISTRATION	A-6

ARTICLE IV ELIGIBILITY	A-7

ARTICLE V STOCK SUBJECT TO PLAN	A-8

5.01. Shares Issued	A-8
5.02. Aggregate Limit	A-8
5.03. Reallocation of Shares	A-8

ARTICLE VI OPTIONS	A-10

6.01. Award	A-10
6.02. Option Price	A-10
6.03. Maximum Option Period	A-10
6.04. Nontransferability	A-10
6.05. Transferable Options	A-10
6.06. Employee Status	A-11
6.07. Exercise	A-11
6.08. Payment	A-11
6.09. Change in Control	A-11
6.10. Stockholder Rights	A-11
6.11. Disposition of Common Stock	A-11

i

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE VII SARS	A-12

7.01. Award	A-12
7.02. Maximum SAR Period	A-12
7.03. Nontransferability	A-12
7.04. Transferable SARs	A-12
7.05. Exercise	A-12
7.06. Change in Control	A-13
7.07. Employee Status	A-13
7.08. Settlement	A-13
7.09. Stockholder Rights	A-13

ARTICLE VIII STOCK AWARDS	A-14

8.01. Award	A-14
8.02. Vesting	A-14
8.03. Employee Status	A-14
8.04. Change in Control	A-14
8.05. Stockholder Rights	A-15

ARTICLE IX INCENTIVE AWARDS	A-16

9.01. Award	A-16
9.02. Terms and Conditions	A-16
9.03. Payment	A-16
9.04. Nontransferability	A-16
9.05. Transferable Incentive Awards	A-16
9.06. Employee Status	A-17
9.07. Change in Control	A-17
9.08. Stockholder Rights	A-17

ARTICLE X STOCK UNITS	A-18

10.01. Award	A-18
10.02. Earning the Award	A-18
10.03. Payment	A-18
10.04. Nontransferability	A-18
10.05. Transferable Stock Units	A-18
10.06. Employee Status	A-19
10.07. Change in Control	A-19

ARTICLE XI ADJUSTMENT UPON CHANGE IN COMMON STOCK	A-20

ARTICLE XII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	A-21

ARTICLE XIII GENERAL PROVISIONS	A-22

13.01. Effect on Employment and Service	A-22
13.02. Unfunded Plan	A-22
13.03. Rules of Construction	A-22
13.04. Tax Withholding	A-22
13.05. Section 409A	A-22
13.06. Tax Consequences	A-23

ii

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE XIV AMENDMENT	A-24

ARTICLE XV DURATION OF PLAN	A-25

ARTICLE XVI EFFECTIVE DATE OF PLAN	A-26

iii

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE I

DEFINITIONS

1.01.	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III. Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee.

1.02.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03.	Award

Award means a Stock Award, Stock Unit, Incentive Award, Option or SAR granted to a Participant.

1.04.	Board

Board means the Board of Directors of the Company.

1.05.	Change in Control

Change in Control means any of the following events:

(a) any person, including a “group” as defined below, acquires ownership of the Common Stock that, together with the Common Stock already held by such person or group, represents more than 50% of the total fair market value or total voting power of the then outstanding Common Stock;

(b) any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock possessing 30% or more of the total voting power of the Common Stock;

(c) a majority of members of the Board is replaced during a twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to such appointment or election; or

(d) any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company having a total gross fair market value of 40% or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

The term “group” shall have the same meaning as in Section 13(d)(3) of the Securities Act of 1933, modified as may be necessary to comply with the requirements of Treasury Regulations Section 1.409A-3(i)(5)(v). This definition of “Change of Control” is intended to satisfy the requirements of Treasury Regulations Section 1.409A-3(i)(5), the terms of which are incorporated herein by reference.

1.06.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

1.07.	Committee

Committee means the Compensation Committee of the Board.

1.08.	Common Stock

Common Stock means the common stock, par value $0.001, of the Company.

1.09.	Company

Company means Lumber Liquidators Holdings, Inc.

1.10.	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.11.	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.13.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange on such date or, if the Common Stock was not so traded on such date, the reported “closing” price of a shares of Common Stock on the immediately preceding day on which the Common Stock was so traded.

1.14.	Incentive Award

Incentive Award means a cash-denominated Award which, subject to the terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock, or a combination of cash and Common Stock from the Company.

1.15.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than Fair Market Value on the date of grant. Except for an adjustment authorized under Article XII, the Initial Value may not be reduced (by amendment or cancellation of the sale or otherwise) after the date of grant.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

1.16.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.17.	Participant

Participant means an employee of the Company or a Related Company (including an entity that becomes a Related Company after the adoption of this Plan), a member of the Board or the board of directors of a Related Company or any consultant, advisor, or other key person to the Company or a Related Company (including a prospective employee, Board member, director, consultant, advisor, or key person) who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award.

1.18.	Performance Criteria

Performance Criteria means one or more of pre-tax earnings, as shown in the Company’s annual report to stockholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company; earnings per share, as shown in the Company’s annual report to stockholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company; earnings before interest, taxes, depreciation and amortization (EBITDA) calculated in accordance with generally accepted accounting principles consistently applied by the Company; sales growth (on a gross on net basis); market share; price of Common Stock; cash flow(s) (including operating or net cash flow(s)); financial return ratios; return measures, including return or net return on assets, net assets, equity, capital or gross sales; adjusted pre-tax margin; operating margins, operating profits, and/or operating expenses; dividends; net income or net operating income; value of assets; market penetration with respect to specific designated products or product groups and/or specific geographic areas; aggregate product price and other product measures; expense or cost levels; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; debt reduction; productivity improvements; average inventory turnover; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; advertising efficiency; customer satisfaction based on specified objective goals or a Company-sponsored customer survey; employee diversity goals or employee turnover; supervision of litigation and information technology; goals relating to acquisitions or divestitures of subsidiaries or joint ventures; market capitalization; total enterprise value; economic value added (or equivalent metric); debt leverage (debt to capital); revenue; return on operating revenue; cash from operations; operating ratio; cash flow per share; store openings; comparable store sales growth; and performance of non-comparable stores. If provided in an Agreement, measurement of Performance Criteria against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the Company’s financial statements. Performance Criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

1.19.	Plan

Plan means the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan.

1.20.	Related Company

With respect to an option qualifying under Code Section 422 (an “incentive stock option”), or intended to so qualify, Related Company means any “subsidiary corporation” within the meaning of Code Section 424(f) or

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2011 Equity Compensation Plan

“parent corporation” within the meaning of Code Section 424(e) with respect to the Company. As to all other Awards, Related Company means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Company has a controlling interest. For this purpose, “controlling interest” is intended to have the same meaning as in Treasury Regulations Section 1.409A-1(b)(5)(iii)(E)(1).

1.21.	SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.22.	Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII, including shares issued in settlement of benefit obligations under an incentive compensation or deferral plan of the Company or any successor thereto.

1.23.	Stock Unit

Stock Unit means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment.

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2011 Equity Compensation Plan

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Related Companies in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Related Companies and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying as incentive stock options and Options not so qualifying, and the grant of SARs, Stock Awards, Stock Units and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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2011 Equity Compensation Plan

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards, upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Stock Unit or Incentive Award, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Company, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award, Stock Unit or Incentive Award may become transferable or nonforfeitable or both; provided that such discretion may not be exercised with respect to an Award intended to qualify as “performance-based compensation” under Code Section 162(m) to the extent such discretion would be inconsistent with Code Section 162(m) and guidance thereunder. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.

Neither the Administrator nor the Committee nor any member of either or any delegate thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Administrator, Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorney’s fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

All expenses of administering this Plan shall be borne by the Company, a Related Company or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) that are not intended to qualify as “performance-based compensation” for purposes for Code Section 162(m). The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Any other provision of this Plan to the contrary notwithstanding, the Committee may, in its discretion, specify that grants and Awards to any United States national who is employed by the Company or provides services to the Company or a Related Company outside of the United States, or to any foreign national who is employed by the Company or provides services to the Company or a Related Company, can be made on such terms and conditions that are different from those specified in the Plan and which, in the judgment of the Committee, are necessary and desirable to further the purposes of the Plan; other than with respect to (i) the applicable individual limitation on grants and awards set forth in Sections 6.01, 7.01, 8.01, 9.01 and 10.01; and (ii) the criteria for establishing the Option price described in Section 6.02 or SAR Initial Value.

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2011 Equity Compensation Plan

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board, any employee or director of a Related Company (including a corporation that becomes a Related Company after the adoption of this Plan) or any consultant, advisor, or other key person to the Company or a Related Company (including a prospective employee, Board member, director, consultant, advisor, or other key person) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Company.

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2011 Equity Compensation Plan

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Shares Issued

Upon the Award of shares of Common Stock pursuant to a Stock Award or in settlement of an Award of Stock Units or Incentive Awards, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Stock Units and Incentive Awards is 1,000,000 shares plus the number of shares of Common Stock remaining available for grant under the Lumber Liquidators Holdings, Inc. 2007 Equity Compensation Plan (the “Prior Plan”) on the date the Plan is approved by stockholders in accordance with Article XVI. The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards or in settlement of Stock Units and Incentive Awards is 900,000. The maximum aggregate number of shares that may be issued under this Plan and the maximum number that may be issued as Stock Awards or in settlement of Stock Units and Incentive Awards shall be subject to adjustment as provided in Article XI. Upon the approval of the Plan by stockholders in accordance with Article XVI, no further grants or awards shall be made under the Prior Plan, but outstanding grants and awards made under the Prior Plan shall remain effective in accordance with their terms.

5.03.	Reallocation of Shares

(a) If an Award under the Plan or an award under the Prior Plan (or portion thereof) is forfeited, is cancelled, expires, lapses or otherwise is terminated without being exercised or payment having been made in shares of Common Stock, the shares of Common Stock allocable to the forfeited, cancelled, expired, lapsed or otherwise terminated Award or Prior Plan award (or portion thereof) shall again be available for Awards to be granted under the Plan.

(b) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes with respect to an Award or as payment for the exercise of an Option, under this Plan or the Prior Plan, shall be reallocated to the number of shares of Common Stock available for Awards to be granted under this Plan.

(c) Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock. Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan. Settlement of Incentive Awards will reduce the number of shares of Common Stock available for issuance to the extent settled in Common Stock.

(d) Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

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2011 Equity Compensation Plan

(e) Consistent with the requirements specified above in this Section 5.03, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement.

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2011 Equity Compensation Plan

ARTICLE VI

OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such Award; provided, however, that no Participant may be granted Options in any calendar year covering more than 400,000 shares of Common Stock.

6.02.	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall be not less than the Fair Market Value on the date the Option is granted. Except for an adjustment authorized under Article XI, or pursuant to prior stockholder approval, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the Date of Grant. If an employee owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f)) (a “Ten Percent Stockholder”), and an incentive stock option is granted to such employee, the Option price of such incentive stock option shall be not less than 110% of the Fair Market Value on the grant date.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The maximum period in which an incentive stock option granted to a Ten Percent Stockholder may be exercised is five years from the date such incentive stock option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by will or by the laws of descent and distribution), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, an Option that is not an incentive stock option may be transferred pursuant to the Agreement, subject to the applicable securities law requirements as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

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2011 Equity Compensation Plan

6.06.	Employee Status

For purposes of determining the applicability of Code Section 422 (relating to incentive stock options) or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Companies) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Code Section 422(d). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised. No Option may include provisions that “reload” the Option upon exercise.

6.08.	Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator, or though a cashless exercise procedure approved by Administrator involving a securities broker approved by the Administrator. Subject to rules established by the Administrator and if provided in an Option Agreement, payment of all or part of the Option price may be made with shares of Common Stock including by (i) surrender to the Company of shares of Common Stock, (ii) attestation of Common Stock ownership, and (iii) for Options not intended to be incentive stock options, receipt by the Participant of fewer shares that would otherwise be issuable on exercise of the option (“net exercise”). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.	Change in Control

Section 6.07 to the contrary notwithstanding, to the extent provided in the Agreement, an Option shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control or in connection with a tender offer for shares of Common Stock.

6.10.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11.	Disposition of Common Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant on exercise of the Option. Such notice shall be in writing and directed to the Secretary of the Company.

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2011 Equity Compensation Plan

ARTICLE VII

SARS

7.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such Award; provided, however, that no Participant may be granted SARs in any calendar year covering more than 400,000 shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single Award. In addition, no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Related Companies) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code Section 422(d).

7.02.	Maximum SAR Period

The maximum period in which a SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, a corresponding SAR that is not related to an incentive stock option may be transferred pursuant to the Agreement, subject to applicable securities law requirements as in effect from time to time. The holder of a SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

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2011 Equity Compensation Plan

7.06.	Change in Control

Section 7.05 to the contrary notwithstanding, to the extent provided in the Agreement, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control or in connection with a tender offer for shares of Common Stock.

7.07.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR, but a cash payment will be made in lieu thereof.

7.09.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

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2011 Equity Compensation Plan

ARTICLE VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such Award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 100,000 shares of Common Stock.

8.02.	Vesting

The Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such other conditions as may be set forth in the Agreement; provided, however, Stock Awards shall vest no sooner than ratably over a period of at least three years from the date of award, except, as provided in an Agreement, in the event of the Participant’s death, disability, or retirement, a Change in Control or other special circumstances as determined by the Committee. Notwithstanding the foregoing, up to (i) ten percent (10%) of the Common Stock authorized under the Plan may be awarded without any minimum vesting requirements and (ii) Stock Awards which vest based on the achievement of stated performance objectives shall vest no earlier than the achievement of such performance objectives or one year from the date of award, except, if provided in an Agreement, in the event of Participant’s death, disability, or retirement, a Change in Control, or other special circumstances determined by the Committee. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Company before the expiration of a stated period, or if the Company, a Related Company, the Company and its Related Companies or the Participant fails to achieve stated performance objectives, including performance objectives stated with reference to Performance Criteria. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service, but only to the extent permitted by Code Section 162(m) and guidance thereunder in the case of Stock Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Change in Control

Sections 8.02 and 8.03 to the contrary notwithstanding, to the extent provided in the Agreement, an outstanding Stock Award shall be transferable and nonforfeitable upon a Change in Control.

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2011 Equity Compensation Plan

8.05.	Stockholder Rights

Prior to their forfeiture, if provided in an Agreement, and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all the rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. Unless the Agreement otherwise provides, dividends paid with respect to a Stock Award in the form of Common Stock shall become transferable and nonforfeitable at the same time as the underlying Stock Award (or portion thereof) becomes transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

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2011 Equity Compensation Plan

ARTICLE IX

INCENTIVE AWARDS

9.01.	Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $1,200,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $100,000 and (ii) the number of months in the performance period.

9.02.	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions that govern the Award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only if, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The restrictions set forth in the Agreement must include the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Related Company or the Company and its Related Companies or the Participant achieves stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service, but only to the extent permitted by Code Section 162(m) and guidance thereunder in the case of Stock Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

9.03.	Payment

In the discretion of the Administrator, the Award payable when an Incentive Award is earned may be settled in cash, by the issuance of Common Stock, or a combination of cash and Common Stock.

9.04.	Nontransferability

Except as provided in Section 9.05, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.05.	Transferable Incentive Awards

Section 9.04 to the contrary notwithstanding, an Incentive Award may be transferred pursuant to the Agreement, subject to applicable securities law requirements as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

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2011 Equity Compensation Plan

9.06.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.07.	Change in Control

Section 10.02 to the contrary notwithstanding, to the extent provided in the Agreement, an outstanding Incentive Award shall be earned on a Control Change Date.

9.08.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as to stockholder of the Company or any Related Company on account of such Award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

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2011 Equity Compensation Plan

ARTICLE X

STOCK UNITS

10.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards; provided, however, that no Participant may be awarded Stock Units for more than 100,000 shares of Common Stock in any calendar year.

10.02.	Earning the Award

The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned only upon, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. By way of example and not of limitation, the performance objectives or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Company or a Related Company for a stated period or that the Company, a Related Company, the Company and its Related Companies, or the Participant achieve performance objectives stated with respect to Performance Criteria. Notwithstanding the preceding sentences of this Section 10.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant’s termination of employment or service, but only to the extent permitted by Code Section 162(m) and guidance thereunder in the case of Stock Units intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). If divided equivalents are provided for under the Agreement, such dividend equivalents shall be subject to the same conditions on entitlement to payment as the underlying Stock Unit Award or portion thereof.

10.03.	Payment

In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Stock Units is earned, but a cash payment will be made in lieu thereof.

10.04.	Nontransferability

Except as provided in Section 10.05, Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit Award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit Award.

10.05.	Transferable Stock Units

Section 10.04 to the contrary notwithstanding, an award of Stock Units may be transferred pursuant to the Agreement, subject to applicable securities law requirements as in effect from time to time. The holder of Stock Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Stock Units during the period that they were held by the Participant; provided, however that such transferee may not transfer Stock Units except by will or the laws of descent and distribution.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

10.06.	Employee Status

In the event that the terms of any Stock Unit award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

10.07.	Change in Control

Section 10.02 to the contrary notwithstanding, to the extent provided in the Agreement, each Stock Unit shall be earned in its entirety as of a Control Change Date without regard to whether any Performance Criteria or other condition to which the award is subject have been met.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares and type of securities as to which Awards may be granted under this Plan, the terms of outstanding Awards, and the per-individual limitations on the number of shares of Common Stock or value for which Awards may be granted or settled shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code Section 424 applies, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards.

The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, stock units, or similar awards held by an individual who becomes an employee or other service provider of the Company or a Related Company in connection with a transaction or event described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

The Committee shall adjust performance goals established with respect to Performance Criteria (“Performance Goals”) (either up or down) and the level of an Award (intended to be performance-based compensation under Code Section 162(m)) that a Participant may earn under this Plan, but only to the extent permitted pursuant to Code Section 162(m), if the Committee determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, unless the Agreement otherwise provides, performance goals established with respect to Performance Criteria and Awards conditioned on attainment thereof shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals are established.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, Incentive Award or Stock Unit is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award, Stock Unit or Incentive Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE XIII

GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Company or in any way affect any right or power of the Company or a Related Company to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

13.02.	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the Articles and Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of Participant’s minimum statutorily required withholding obligation.

13.05.	Section 409A

This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and guidance thereunder (“Section 409A”), and the Plan’s terms and the terms of any Agreement shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan or an Agreement to the contrary, to the extent that any payments are subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

13.06.	Tax Consequences

Nothing in this Plan or an Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until stockholder approval is obtained if required by applicable law or any exchange on which the Common Stock is listed. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE XV

DURATION OF PLAN

No Award may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved by stockholders in accordance with Article XVI. Awards granted before that date shall remain valid in accordance with their terms.

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Options, SARs, Incentive Awards, and Stock Units may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Incentive Award, or Stock Units shall be exercisable or shall be settled unless this Plan is approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting at which a quorum is present. Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by stockholders in accordance with the preceding sentence.

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 6, 2011.
Vote by Internet • Log on to the Internet and go to www.investorvote.com/LL • Follow the steps outlined on the secured website.

Vote by telephone

 •  Call toll free 1-800-652-VOTE (8683) within the USA,

    US territories & Canada any time on a touch tone

    telephone. There is NO CHARGE to you for the call.

 •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, and 1 YEAR for
Proposal 5.

1. Election of three Class II Directors for a three year term to hold office until the 2014 Annual Meeting of Stockholders.												+
	For	Withhold				For	Withhold		For	Withhold
01 - Jeffrey W. Griffiths	☐	☐	02 - Peter B. Robinson			☐	☐	03 - Martin F. Roper	☐	☐

			For	Against	Abstain					For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.			☐	☐	☐	3. Approval of the 2011 Equity Compensation Plan.				☐	☐	☐

									1 Yr	2 Yrs	3 Yrs	Abstain
4. Advisory (non-binding) vote on executive compensation.			☐	☐	☐	5. Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation.			☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2011 Annual Meeting

May 6, 2011, 10:00 a.m.

Lumber Liquidators Holdings, Inc.

Corporate Headquarters

3000 John Deere Road

Toano, VA 23168

To enroll to receive future proxy materials on-line, please go to www.computershare.com/us/ecomms

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Lumber Liquidators Holdings, Inc.

Notice of 2011 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2011

Daniel E. Terrell and E. Livingston B. Haskell, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lumber Liquidators Holdings, Inc. to be held on May 6, 2011.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, and 1 YEAR for Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)